IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

In re:

HUFFY CORPORATION,

)

Chapter 11

an Ohio corporation, et al.1

)

Honorable Lawrence S. Walter

Debtor

s.

)

)

Case Nos. 04-39148 through 04-39167

)

Jointly Administered

)

04-39148

DEBTORS' JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Kim Martin Lewis

John B. Persiani

Donald W. Mallory

DINSMORE & SHOHL LLP

Attorneys for Debtors and

Debtors in Possession

255 East Fifth Street

Suite 1900

Cincinnati, Ohio 45202

513-977-8000

Dated: Cincinnati, Ohio

July 19, 2005

DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Huffy Corporation (“Huffy”) and its affiliated debtors (collectively with Huffy, the “Debtors”) propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION OF TERMS

Definitions.  As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

1.1

Administrative Expense Claims Bar Date has the meaning set forth in Section 12.20 of the Plan.

1.2

Administrative Expense or Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any Claim arising under or in respect of the DIP Credit Facility, and the DIP Financing Order, any actual and necessary costs and expenses of preserving the Estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services in the ordinary course of business, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503 of the Bankruptcy Code, all costs associated with the cure of any executory contracts and unexpired leases between the Debtors and any Person and that are assumed by the Debtors, and any fees or charges assessed against the Estates of the Debtors under section 1930 of title 28 of the United States Code.

1.3

Administrative Expense Claim Objection Deadline has the meaning set forth in Section 12.20 of the Plan.

1.4

Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.5

Allowed means, with reference to any Claim, (a) any Claim against the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed and to which no objection has been filed, (b) any Claim allowed pursuant to the terms of this Plan, (c) any Claim which is not Disputed, or (d) any Disputed Claim that has been allowed by a Final Order; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder.  Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of computation of distributions under the Plan, include interest on such Claim from and after the Commencement Date.

(i) 2

1.6

Amended Reorganized Parent Bylaws means the amended and restated bylaws or code of regulations of  Reorganized Parent, which shall be in substantially the same form as those bylaws to be contained in the Plan Supplement and in form and substance satisfactory to the Sinosure Group and the Creditors' Committee.

1.7

Amended Reorganized Parent Articles of Incorporation means the amended and restated articles of incorporation of Reorganized Parent, which shall be in substantially the same form as the one to be contained in the Plan Supplement and in form and substance satisfactory to the Sinosure Group and the Creditors' Committee.

1.8

Amended Reorganized Subsidiaries Bylaws means the amended and restated bylaws or code of regulations of the Reorganized Subsidiaries, as the case may be, which shall be in substantially the same form as the ones to be contained in the Plan Supplement and in form and substance satisfactory to the Sinosure Group and the Creditors' Committee.

1.9

Amended Reorganized Subsidiaries Certificates of Incorporation means the amended and restated certificates of incorporation or articles of incorporation, as the case may be, of the Reorganized Subsidiaries, which shall be in substantially the same form as the ones to be contained in the Plan Supplement and in form and substance satisfactory to the Sinosure Group and the Creditors' Committee.

1.10

Ballot means the form, in form and substance reasonably acceptable to the Creditors’ Committee and the Sinosure Group, distributed with the Disclosure Statement to each holder of an impaired Claim entitled to vote to accept or reject the Plan, on which acceptance or rejection of the Plan and such other elections as may be made thereon are to be indicated.

1.11

Balloting Agent means Huffy, or an entity retained by the Debtors to tabulate the votes to accept or reject the Plan.

1.12

Balloting Deadline means the date and time, as set by an order of the Bankruptcy Court and described in the Disclosure Statement, by which all Ballots must be received by the Balloting Agent at the address set forth on the applicable Ballot, as such date may be extended by an order of the Bankruptcy Court.

1.13

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.14

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Ohio, Western Division having jurisdiction over the Chapter 11 Cases, or if such Court ceases to exercise jurisdiction over the Chapter 11 Cases, such other court that exercises jurisdiction over the Chapter 11 Cases.

1.15

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and as applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

1.16

Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized by law or executive order to close.

1.17

Cash means legal tender of the United States of America.

1.18

Cause of Action means, without limitation, any action, cause of action, liability, obligation, right to legal or equitable remedies, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, matured or unmatured, disputed or undisputed and whether asserted or assertable directly or derivatively in law, equity or otherwise, including, without limitation, all causes of action arising under chapter 5 of the Bankruptcy Code (including, but not limited to sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code).

1.19

CCAA means the Companies' Creditors Arrangement Act (Canada), as amended from time to time.

1.20

CCAA Cases means the ancillary proceedings commenced by the Debtors in the CCAA Court under Court file No. 04-CL-5586.

1.21

CCAA Court means the Superior Court of Justice for the Province of Ontario, or such other Court that may from time to time have jurisdiction over the CCAA Cases.

1.22

CCAA Initial Order means the Revised Order of the Honorable Mr. Justice Cameron of the CCAA Court dated October 20, 2004, as amended.

1.23

CCAA Ratification Order means an order of the CCAA Court recognizing the Plan and the Confirmation Order in their entirety and declaring the Plan and the Confirmation Order to be effective in Canada, and granting, among other things, the following relief:

(i)

releasing and discharging all charges created by the CCAA Initial Order effective upon the Effective Date;

(ii)

approving Articles of Reorganization and/or Arrangement for any of the Debtors that are incorporated in Canada;

(iii)

approving any transfers, sale or other dispositions of any assets owned by any of the Debtors in Canada and vesting such assets in the recipient;

(iv)

confirming the releases and injunctions contemplated by Articles 9.17, 9.18, 12.4, 12.5 and 12.6 of the Plan;

(v)

declaring that no person or entity shall, following the Effective Date, exercise remedies under any agreement with the Debtors as a result of any default prior to the Commencement Date, the commencement of the CCAA Cases or any transfer or compromise effected pursuant to the Plan; and

(vi)

discharging RSM Richter Inc. as Information Officer in the CCAA cases.

1.24

Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, captioned In re Huffy Corporation, et al., case numbers 04-39148 through 04-39167, jointly administered, currently pending in the Bankruptcy Court.

1.25

Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.26

Claim Objections Deadline has the meaning set forth in Section 5.6(a) of the Plan.

1.27

Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

1.28

Class B Put has the meaning set forth in Section 8.10 of the Plan.

1.29

Class 3 Distribution Date means the thirtieth (30th) day following the Claims Objection Deadline.

1.30

Class 5 Distribution Date means the thirtieth (30th) day following the Claims Objection Deadline.

1.31

Class 6 Distribution Date means (i) the Initial Distribution Date for an Allowed De Minimis Litigation Claim, and (ii) on or before the Subsequent Distribution Date for a De Minimis Litigation Claim which becomes an Allowed De Minimis Litigation Claim after the Effective Date.

1.32

Clerk means the Clerk of the Bankruptcy Court.

1.33

Collateral means any property or interest in property of the Estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise is invalid under the Bankruptcy Code or applicable state law.

1.34

Commencement Date means October 20, 2004, the date on which the Debtors commenced the Chapter 11 Cases.

1.35

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Docket.

1.36

Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.37

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.38

Congress means Congress Financial Corporation (Central).

1.39

Convenience Claim  means (i) any Claim against the Debtors which (a) would otherwise be a General Unsecured Claim, and (b) is Allowed in the aggregate amount of $25,000.00 or less, or as to which the holder elects on its Ballot to reduce the aggregate amount thereof to $25,000.00; provided however, that any Person that holds more than one Allowed General Unsecured Claim and/or Allowed Convenience Claim that in the aggregate exceed $25,000.00 must elect, by so indicating on such holder’s Ballot, to have its Claims treated as a single Class 5 General Unsecured Claim or a single Convenience Class Claim; or (ii) the Claim of a holder of a Disputed Claim that becomes an Allowed Claim pursuant to Sections 5.4 and 5.6 of the Plan in the amount of $25,000 or less; provided, however, that a holder of a Disputed Claim that becomes an Allowed Claim pursuant to Sections 5.4 and 5.6 of the Plan in an amount greater than $25,000 may elect to have its Claim treated as a Convenience Class Claim by reducing such Allowed Claim to $25,000.

1.40

Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.41

Debtors means Huffy Corporation, Huffy Risk Management, Inc., HUFCO-Ohio, Inc., HCAC, Inc., Hufco-Delaware Company, Huffy Sports, Inc., American Sports Design Company, Huffy Sports Washington, Inc., Huffy Sports Outlet, Inc., Huffy Sports Canada, Inc., Lehigh Avenue Property Holdings, Inc., Tommy Armour Golf Company, Lamar Snowboards, Inc., Huffy Sports Delaware, Inc., First Team Sports, Inc., Hespeler Hockey Holding, Inc., HUFCO-Georgia I, Inc., HUFCO-Georgia II, Inc., HUFCO-New Brunswick, Inc., and HUF Canada, Inc.

1.42

Debtors' Unliquidated Claim Estimates has the meaning set forth in Section 5.4(a) of the Plan.

1.43

Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.44

Deferred Compensation Accounts means the accounts established pursuant to the Master Benefit Trust Agreement, as amended, between Huffy and Bank One Trust Company, N.A., dated June 9, 1995, and the Huffy Corporation Master Deferred Compensation Plan, as amended, dated September 4, 1998.

1.45

Deferred Compensation Accounts Funds means an amount equal to $1,400,000; in the event the amounts in the Deferred Compensation Accounts with interest thereon are less than $1,400,000, the Debtor shall fund the difference between the actual amount of such funds and $1,400,000, and in the event the amounts in the Deferred Compensation Accounts are greater than $1,400,000 such funds in excess of $1,400,000 with interest thereon shall vest in the Reorganized Debtors.

1.46

De Minimis Litigation Claim means any Tort Claim against the Debtors which would otherwise be either a General Unsecured Claim or a Disputed Claim in which the holder of such Claim has (i) agreed to reduce such claim to an amount equal to $5,000 or less, (ii) entered into a written agreement with Huffy or Reorganized Parent pursuant to the terms of the De Minimis Litigation Order, and (iii) executed a written release in accordance with the terms of the De Minimis Litigation Order.

1.47

De Minimis Litigation Order means that certain Order Establishing Procedures Authorizing Debtors to Settle Certain Personal Injury and/or Personal Property Damage Litigation Matters and/or Claims subject to Cap, dated June 6, 2005.

1.48

DIP Credit Facility means that certain revolving credit facility in the aggregate principal amount of up to $50,000,000, and evidenced by that certain Ratification and Amendment Agreement, dated as of October 20, 2004, among Huffy and the other Debtors, as borrowers, and Congress, as agent for itself as a lender and the other lenders from time to time party thereto, as amended, supplemented, or modified from time to time, and all other documents and instruments evidencing and/or setting forth the terms of the revolving credit facility in the Chapter 11 Cases, as approved by the DIP Financing Order.

1.49

DIP Financing Order means the Final Order of the Bankruptcy Court dated November 30, 2004, approving and authorizing the terms of the DIP Credit Facility in the Chapter 11 Cases as subsequently amended by (i) the Order authorizing Debtors to amend the post-petition financing agreement, dated March 29, 2005, and (ii) the Order authorizing Debtors to amend the post-petition financing agreement, dated June 27, 2005.

1.50

DIP Letters of Credit means all letters of credit issued pursuant to the DIP Credit Facility and outstanding as of the Effective Date.

1.51

DIP Loan Agent means Wachovia, formerly known as Congress, as agent under the DIP Credit Facility.

1.52

DIP Lenders means any lending institution from time to time party to the DIP Credit Facility, and its successors and assigns.

1.53

Directors and Officers Trust Account means the IOLTA account held by Bricker & Eckler LLP pursuant to the Agreement, dated October 18, 2004, between Huffy and Bricker & Eckler LLP.

1.54

Disbursing Agent means the Reorganized Debtors, a Trustee, the Sinosure Group Agent (solely in its capacity as agent for members of the Sinosure Group) or any other Person designated pursuant to Sections 5.7, 5.14, 5.15 or 5.16 of the Plan to serve as a disbursing agent under the Plan.

1.55

Disclosure Statement means the Disclosure Statement, dated July 19, 2005, relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court as containing adequate information pursuant to sections 1125 and 1126 of the Bankruptcy Code.

1.56

Disputed means, with reference to any Claim, (a) any Claim proof of which was timely and properly filed or which has been or hereafter is listed on the Schedules, as unliquidated, disputed or contingent, and in either case or in the case of any Administrative Expense Claim, Claim or Equity Interest that is disputed under the Plan or as to which the Debtors or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, (b) any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed, (c) any Claim as to which a proof of claim is filed in an amount or priority different than the amount listed in the Schedules, or with respect to a Claim not listed in the Schedules, and in either case as to which an objection is timely filed, (d) any Claim listed by the Debtors on its Schedules as unliquidated, disputed or contingent, and (e) any Claim proof of which was filed in an unliquidated or contingent amount.

1.57

Disputed Claims Reserves has the meaning set forth in Section 5.4(a) of the Plan.

1.58

Distribution Notes A means, in the aggregate, the $3,000,000 secured notes issued by Reorganized Parent to each holder of Allowed Sinosure Group Claims in the amount of such holder's Pro Rata Share, and payable to the Sinosure Group Agent, bearing interest at the rate of 10% per annum, payable semi-annually, maturing on December 31, 2010, with principal payable as set forth in the Distribution Notes A Term Sheet, Exhibit D to the Disclosure Statement.

1.59

Distribution Note B means the $9,000,000 secured note issued by Reorganized Parent to the Unsecured Claims Trust for the benefit of holders of Allowed General Unsecured Claims, bearing interest at the rate of 10% per annum, payable semi-annually, maturing on December 31, 2010, with principal payable as set forth in the Distribution Note B Term Sheet, Exhibit E to the Disclosure Statement.

1.60

Distribution Note A Facility and Security Agreement means all agreements, documents and instruments to be created, executed or issued in connection with the issuance of Distribution Notes A.

1.61

Distribution Note B Facility and Security Agreement means all agreements, documents and instruments to be created, executed or issued in connection with the issuance of Distribution Note B.

1.62

Distribution Record Date means the date, as set by an order of the Bankruptcy Court and described in the Disclosure Statement, on which the Debtors will cease processing transfers of Claims and Equity Interests, and will establish for purposes of this Plan the holders of Claims and Equity Interests entitled to receive distributions hereunder.  The Debtors expect that the Distribution Record Date will be the same date as the Balloting Deadline.

1.63

Docket means the docket in the Chapter 11 Cases maintained by the Clerk.

1.64

EBITDA means earnings before interest, taxes, depreciation and amortization, as calculated in accordance with generally accepted accounting principles in the United States.

1.65

Effective Date means the next Business Day after which each of the conditions specified in Section 10.2 of the Plan (other than those conditions by their nature to be satisfied on the Effective Date) have been satisfied or properly waived pursuant to Section 10.4 of the Plan.

1.66

Environmental Claim means any Claim, including, but not limited to, actions, suits, judgments, or orders under any federal, state, or local environmental law, rule, or regulation for any damages (including contribution claims and natural resource damages), injunctive relief, remediation, losses, fines, penalties, fees, expenses (including financial assurance obligations and reasonable fees and expenses of attorneys and consultants) or costs relating to (a) the release or threatened release of hazardous materials or substances to the environment, (b) any actual or alleged violation or non-compliance with any applicable federal, state, or local environmental statute, rule, regulation, or order, or (c) other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved; provided that the matters listed in this definition are Environmental Claims only to the extent that such matters are Claims under section 101(5) of the Bankruptcy Code and nothing in this Plan is intended to expand the scope of the environmental obligations under the definition of Claim.

1.67

Equity Interest means any share of preferred stock, common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest and any subordinated claim which arises pursuant to section 510(b) of the Bankruptcy Code.

1.68

ERISA means Title 29, Chapter 18, Employee Retirement Income Security Act of 1974, as amended.

1.69

Estate means the estate of a Debtor created upon the commencement of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.  “Estates” shall mean, collectively, the Estates of all of the Debtors.

1.70

Estimation Order means an order or orders of the Court estimating for voting and/or distribution purposes (under section 502(c) of the Bankruptcy Code) the Allowed amount of any Claim.  The defined term Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would or could have been granted in a separate Estimation Order.

1.71

Exculpated Parties has the meaning set forth in Section 12.4 of the Plan.

1.72

Face Amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 or other applicable law for purposes of, among other things, Section 5.6 of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court, or if no amount is specified on the proof of claim, then Debtors' Unliquidated Claims Estimates.

1.73

Final Distribution Date means the date on which the final distributions will be made pursuant to the Plan, which shall be no later than thirty (30) days after the later of (a) all Disputed Claims have either become Allowed Claims or have been disallowed by Final Order and (b) all assets have been reduced to cash or abandoned.

1.74

Final Order means an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction (as applicable) which has not been reversed, vacated or stayed, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have expired or been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, as applicable, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the issuing court shall have expired or been determined by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order not to be a Final Order.

1.75

General Unsecured Claim means any Claim against any of the Debtors, including, without limitation, Claims arising from the rejection of executory contracts and unexpired leases, that is not an Administrative Expense Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Claim, a Convenience Claim, a De Minimis Litigation Claim, a Sinosure Group Claim, a Subordinated Claim, or an Equity Interest.

1.76

Huffy means Huffy Corporation.

1.77

Initial Distribution Date means the Effective Date or as soon thereafter as possible, and in no event more than thirty (30) days after the Effective Date.

1.78

Intercompany Claim means any Claim of a Debtor against another Debtor.

1.79

Intercreditor Agreement means the agreement among the Sinosure Group Agent, the Unsecured Claims Trust Trustee, and the New Loan Facility Agent regarding the security interests of the parties thereto in the assets of the Reorganized Debtors.

1.80

KERP shall have the meaning set forth in Section 6.3 of the Plan.

1.81

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code, except that a Lien that has been avoided in accordance with the Bankruptcy Code, including, without limitation, under Chapter 5 of the Bankruptcy Code, shall not constitute a Lien.

1.82

Management Agreements means collectively, the individual management agreements between Reorganized Parent and each of Robert Diekman, Steven Lipton, Nancy Michaud, John Muskovich, and William Smith, in form and substance acceptable to the Sinosure Group and the Creditors' Committee.

1.83

Management Incentive Plan  means the management incentive plan to be entered into as of the Effective Date by the Reorganized Debtors for the benefit of the management of the Reorganized Debtors, which plan shall be substantially in the form to be contained in the Plan Supplement, and in form and substance acceptable to the Creditors’ Committee and the Sinosure Group.

1.84

Management Indemnification Agreement means collectively, the individual indemnification agreements between Reorganized Parent and each of John Muskovich, Nancy Michaud, Steven Lipton, Robert Diekman, and William Smith.

1.85

New Board of Directors means the board of directors of Reorganized Parent on the Effective Date.

1.86

New Common Stock means collectively, the New Class A Common Stock, the New Class B Common Stock, and the New Class C Common Stock.

1.87

New Class A Common Stock means the new voting common stock to be issued by Reorganized Parent in connection with the Plan to the Sinosure Group Agent for the benefit of the holders of Allowed Sinosure Group Claims.

1.88

New Class B Common Stock means the new voting common stock to be issued by Reorganized Parent in connection with the Plan to the Unsecured Claims Trust for the benefit of the holders of Allowed General Unsecured Claims.

1.89

New Class C Common Stock means the new voting common stock to be issued by Reorganized Parent in connection with the Management Incentive Plan and the Management Agreements.

1.90

New Loan Facility means the working capital facility to be entered into by Reorganized Parent, the Reorganized Subsidiaries, and the banks and other financial institutions party thereto in connection with the Plan, and all ancillary agreements, documents and instruments to be created, executed or issued pursuant to or in connection therewith.

1.91

New Loan Facility Fee means the fee set forth in the New Loan Facility.

1.92

New Loan Facility Lenders means those certain lenders (together with their successors or assigns) that are parties to the New Loan Facility, by original execution or assignment thereof.

1.93

New Trade Credit Facility and Security Agreement means the trade credit facility to be entered into by the Reorganized Parent, the Reorganized Subsidiaries, the parties to the Supply Principles in connection with the Plan, and all ancillary agreements, documents and instruments to be created, executed or issued pursuant to or in connection therewith.

1.94

Old Parent Equity Interest means any Equity Interest of Huffy.

1.95

Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

1.96

Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, estate, entity, trust, unincorporated association or organization, governmental unit as defined in the Bankruptcy Code, governmental agency or political subdivision thereof.

1.97

Plan means this Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified (which amendments or modifications shall be in form and substance acceptable to the Creditors' Committee and the Sinosure Group) from time to time in accordance with the terms hereof or as approved by the Bankruptcy Court.

1.98

Plan Documents means the agreements, documents and instruments entered into or issued on or as of the Effective Date as contemplated by, and in furtherance of and incorporated by reference into, the Plan, including without limitation, execution copies of the agreements, documents and instruments described in Section 12.16 of the Plan, the New Loan Facility, the Distribution Notes A Facility and Security Agreement, the Distribution Note B Facility and Security Agreement, the New Trade Credit Facility and Security Agreement, the Trust Agreements, the Supply Principles, the Intercreditor Agreement, the Management Agreements, the Management Incentive Plan, the Management Indemnification Agreements, and any other employment agreements entered into with the Debtors’ senior executives and customary indemnification agreements and liability insurance covering members of the New Board of Directors, provided that such agreements, documents and instruments shall be in form and substance reasonably acceptable to the Sinosure Group and the Creditors’ Committee and otherwise be consistent with the terms of the Plan.

1.99

Plan Supplement means the forms of documents specified in Section 12.16 of the Plan, which shall be filed with the Bankruptcy Court no later than ten (10) days prior to the Balloting Deadline, each of which shall be in form and substance reasonably acceptable to the Sinosure Group and the Creditors’ Committee and otherwise be consistent with the terms of the Plan.

1.100

Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.101

Pro Rata Share means a proportionate share calculated as the ratio of (a) the amount of an Allowed Claim in a Class to the amount of all Allowed Claims in such Class or, (b) prior to the allowance or disallowance of all Claims in a Class, the amount of an Allowed Claim  in a Class to the amount of all Allowed Claims and Disputed Claims in their Face Amount in such Class.

1.102

Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327, 328 or 1103 of the Bankruptcy Code or otherwise pursuant to an order of the Bankruptcy Court and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(3) or (4) of the Bankruptcy Code.

1.103

Professional Fee Reserve Account means an account established on the Effective Date to provide security for payment of Allowed Administrative Expense Claims relating to Professional Fees and Expenses arising prior to the Effective Date, after final allowance of such Claims by the Bankruptcy Court.

1.104

Professional Fees and Expenses has the meaning assigned to it in Section 2.2(a) hereof.

1.105

Recovery Trust means the trust established pursuant to the terms of the Recovery Trust Agreement.

1.106

Recovery Trust Agreement means the agreement governing the operation of the Recovery Trust substantially in the form to be supplied as part of the Plan Supplement, or as may be amended upon Bankruptcy Court approval after notice and opportunity for a hearing, provided any such amendments are acceptable to the Creditors' Committee and the Sinosure Group.

1.107

Recovery Trust Assets means the Recovery Trust Causes of Action and the Recovery Trust Funds.

1.108

Recovery Trust Causes of Action means any action, cause of action, liability, obligation, right to legal or equitable remedies, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, matured or unmatured, disputed or undisputed and whether asserted or assertable directly or derivatively in law, equity or otherwise, arising under Chapter 5 of the Bankruptcy Code and the causes of action set forth on Schedule 9.15(b) hereof, but not including any of the Reorganized Debtors' Retained Causes of Action or any Claims released under the Plan.

1.109

Recovery Trust Funds means the Deferred Compensation Accounts Funds.

1.110

Recovery Trust Trustee means the trustee selected by the Creditors' Committee and any successor trustee elected pursuant to the terms of the Recovery Trust Agreement.

1.111

Reinstatement or Reinstated means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim.

1.112

Reorganized Debtors means each of Reorganized Parent and the Reorganized Subsidiaries.

1.113

Reorganized Debtors' Retained Causes of Action means: (a) other than actions arising under Chapter 5 of the Bankruptcy Code, any action, cause of action, liability, obligation, right to legal or equitable remedies, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, matured or unmatured, disputed or undisputed and whether asserted or assertable directly or derivatively in law, equity or otherwise, including, without limitation, all causes of action listed on Schedule 9.15(a) hereof, but excluding any Claims released under the Plan; and (b) any such cause of action or claim arising under Chapter 5 of the Bankruptcy Code necessary to enforce all rights related to the business affairs of the

Reorganized Debtors with respect to the property interests that will vest in the Reorganized Debtors pursuant to the provisions of the Plan, including, but not limited to accounts, receivables, contract rights, leases, chattel paper, inventory, machinery, equipment, other tangible and intangible personal property, and all real property interests.

1.114

Reorganized Parent means Huffy Corporation, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

1.115

Reorganized Subsidiaries means each of the Subsidiaries, or any successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

1.116

Restructuring Transactions has the meaning set forth in Section 9.7 of the Plan.

1.117

Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

1.118

Securities Act means the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

1.119

Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, payment or performance of which is secured by a Lien on Collateral to the extent of the value of the Debtors’ interest in such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, including, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount of such setoff.

1.120

Sinosure means China Export and Credit Insurance Corporation.

1.121

Sinosure Group means collectively Sinosure, Bailey Cycle Service Ltd. (including Everich Bicycle Co. Ltd.); Clubik Co. Ltd. (including Clubik (J Ann J) Jermany Company Ltd. and Clubik 2 Jermany Company, Ltd.); Kenton Bicycle Holding (H.K.) Ltd. (including Kenton Bicycle Holding Factory, (Harley) Kenton Bicycle, HuiYang Kenton Bicycle Company Ltd. and HuiZhou Harley Industry Ltd.), Goodbaby Child Products Co. Ltd., Oyama Bicycles (Taicang) Co., Ltd.; Startech Trading Ltd., Ramiko Co., Ltd., Acetrikes Bicycles (Taicang) Co. Ltd. (including Acetrikes Industrial Co. Ltd. (Taiwan)); Li Chen Machinery International Co. Ltd. (Taiwan) (including Zhejiang Crown King Bicycle Co. Ltd.), Shanghai Atem Rubber & Plastics Inc. Co. Ltd. (including Far Great Plastics Industrial Co. Ltd.), Shanghai Phoenix Import & Export Co. Ltd., Shenzhen BoAn Bike Co. Ltd. and Top Image International Inc. (including Top Image (Boan) (Taiwan)).

1.122

Sinosure Group Agent means Sinosure, in its capacity as agent for the Sinosure Group.

1.123

Sinosure Group Claim means a Claim that would otherwise be a General Unsecured Claim and that is held by a member of the Sinosure Group.

1.124

Sinosure Performance Shares has the meaning set forth in Section 5.17 of the Plan.

1.125

Subordinated Claim means any Claim that is subordinated under section 510(b) or (c) of the Bankruptcy Code or otherwise in accordance with a Final Order of the Bankruptcy Court.

1.126

Subsequent Distribution Date means the one hundred and eightieth (180th) day following the Class 5 Distribution Date and every six (6) month anniversary date thereafter.

1.127

Subsidiary means each of the Debtors other than Huffy.

1.128

Subsidiary Equity Interest means any share of stock or other instrument evidencing a present ownership interest by any of the Debtors in any of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

1.129

Substantial Confirmation has the meaning set forth in Section 12.26 of the Plan.

1.130

Supermajority Vote means the affirmative vote of the holders of at least seventy-five percent (75%) of the shareholders of the issued New Class A Common Stock and New Class B Common Stock.

1.131

Supply Principles means those certain long-term supply and trade credit principles agreed among Huffy and the respective members of the Sinosure Group, as set forth in Exhibit F to the Disclosure Statement.

1.132

Surplus Distributions has the meaning set forth in Section 5.4(d) of the Plan.

1.133

Tax Code means the United States Internal Revenue Code of 1986, as amended.

1.134

Tort Claim means any Claim relating to personal injury, property damage (other than a De Minimis Litigation Claim), products liability, or other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved.

1.135

Trustees means collectively, the Recovery Trust Trustee and the Unsecured Claims Trust Trustee.

1.136

Trust Agreements means collectively, the Recovery Trust Agreement and the Unsecured Claims Trust Agreements.

1.137

Unsecured Claims Trust means the trust established pursuant to the terms of the Unsecured Claims Trust Agreement.

1.138

Unsecured Claims Trust Trustee means the trustee selected by the Creditors' Committee and any successor trustee elected pursuant to the terms of the Recovery Trust Agreement.

1.139

Unsecured Claims Trust Agreement means the agreement governing the operation of the Unsecured Claims Trust substantially in the form to be supplied as part of the Plan Supplement, or as may be amended upon Bankruptcy Court approval after notice and opportunity for a hearing, provided any such amendments are acceptable to the Creditors' Committee.

1.140

Unsecured Claims Trust Assets means the New Class B Common Stock and Distribution Note B.

1.141

Wachovia means Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central).

1.142

Interpretation; Application of Definitions and Rules of Construction.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.  Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  A term used herein that is not defined herein, but that is used in the Bankruptcy Code, has the meaning ascribed to that term in the Bankruptcy Code.  Any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be in substantially such form or substantially on such terms.  Any reference in the Plan to an existing document or exhibit means such document or exhibit as it may have been or may be amended, modified or supplemented unless expressly stated to refer to such document or exhibit as at a certain date.

ARTICLE II.

TREATMENT OF ADMINISTRATIVE
EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1

Administrative Expense Claims.

(a)

General.  Except as set forth in Section 2.2 below, and except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business consistent with past practices and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions, including without limitation timely payment to members of the Sinosure Group for product shipped prior to the Effective Date on 60-day trade credit terms from the date of shipment; provided further, however, that on the Effective Date, (i) the principal amount of, and all accrued and unpaid interest, fees and expenses on, the loans outstanding under the DIP Credit Facility, shall be indefeasibly paid in full in Cash pursuant to the terms of the DIP Credit Facility and the Final Order approving the DIP Credit Facility, as subsequently amended by orders of the Court on March 29, 2005, and June 27, 2005, and (ii) all DIP Letters of Credit shall either (x) be (i) returned to the issuer undrawn and marked cancelled, or (ii) cash collateralized with Cash in an amount equal to 100% of the face amount of the outstanding DIP Letters of Credit, or (y) the issuer will be provided with back-to-back letters of credit in an amount equal to 100% of the face amount of the outstanding DIP Letters of Credit, and in form and substance and from a financial institution reasonably acceptable to the issuer. Upon payment or satisfaction in full of all obligations under the DIP Credit Facility in accordance with the terms thereof and this Section 2.1(a), all Liens and security interests granted to secure such obligations shall be terminated and shall be of no further force and effect.

2.2

Professional Fees and Expenses Claims.

(a)

Professional Fee Reserve Account.  On the Effective Date, the Debtors shall deposit in a separate account an amount equal to the professional fee carve out set forth in the DIP Financing Agreement (the "Professional Fee Reserve Account").  All professional fees and expenses that are Allowed as Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 327, 328, 330, 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code and pursuant to subsection (b) below (the "Professional Fees and Expenses") shall be paid out of the Professional Fee Reserve Account.  If the amounts on deposit in the Professional Fee Reserve Account shall be insufficient to pay the amount of Professional Fees and Expenses awarded to any entity, the balance shall be paid by the Reorganized Debtors as an Allowed Administrative Expense Claim.  After payment of all Allowed Professional Fees and Expenses, any balance remaining in the Professional Fee Reserve Account shall vest in the Reorganized Debtors.

(b)

Allowance of Professional Fees and Expenses.  All entities seeking an award by the Bankruptcy Court of Professional Fees and Expenses (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by the date that is sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and, (ii) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors.  The time for filing objections to applications for allowance and payment of Professional Fees and

Expenses, and the date and time for a hearing in respect of such applications and the related objections, if any, shall be set forth in the Confirmation Order or other order of the Bankruptcy Court.

2.3

Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim (commencing on the first anniversary of the Effective Date), together with interest at a fixed annual rate equal to the rate applicable to underpayments of federal income tax on the Effective Date determined pursuant to section 6621 of the Internal Revenue Code, without regard to subsection (c) thereof, over a period through a date not later than the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

ARTICLE III.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Claims, other than Administrative Expense Claims and Priority Tax Claims are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class		Status	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No. Deemed to Accept.
Class 2	Other Secured Claims	Unimpaired	No. Deemed to Accept.
Class 3	Convenience Claims	Impaired	Yes
Class 4	Sinosure Group Claims	Impaired	Yes
Class 5	General Unsecured Claims	Impaired	Yes
Class 6	De Minimis Litigation Claims	Impaired	Yes
Class 7	Intercompany Claims	Unimpaired	No. Deemed to Accept.
Class 8	Subordinated Claims	Impaired	No. Deemed to Reject.

Class 9	Subsidiary Equity Interests	Unimpaired	No. Deemed to Accept.
Class 10	Old Parent Equity Interests	Impaired	No. Deemed to Reject.

ARTICLE IV.
TREATMENT OF CLAIMS AND EQUITY INTERESTS

The Classes of Claims against and Equity Interests in the Debtors shall be treated under the Plan as follows:

4.1

CLASS 1 – OTHER PRIORITY CLAIMS.

(a)

Impairment and Voting.  Class 1 is unimpaired by the Plan.  Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  On the Initial Distribution Date, each holder of an Other Priority Claim shall receive, in full satisfaction, release and exchange for such Claim, Cash in an amount equal to the amount of such Allowed Other Priority Claim on the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

4.2

CLASS 2 – OTHER SECURED CLAIMS.

(a)

Impairment and Voting.  Class 2 is unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  On the Initial Distribution Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, or (ii) each holder of an Allowed Other Secured Claim shall receive Cash payments having a present value equal to the amount of such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) the Collateral securing the Lien of a holder of an Allowed Other Secured Claim shall be returned to such holder.  Notwithstanding the foregoing, each such holder receiving the treatment specified in clause (ii) or (iii) of the preceding sentence shall have a General Unsecured Claim in Class 5, as applicable, for the amount by which the Allowed Claim exceeds the value of its Collateral, except to the extent such holder agrees to waive any such General Unsecured Claim.

4.3

CLASS 3 – CONVENIENCE CLAIMS

(a)

Impairment and Voting.  Class 3 is impaired by the Plan.  Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

(b)

Distributions.  On the Class 3 Distribution Date, each holder of an Allowed Convenience Claim shall receive, in full satisfaction, release and exchange for such Claim, a payment in Cash in an amount equal to twelve percent (12%) of the amount of such Allowed Convenience Claim.

4.4

CLASS 4 – SINOSURE GROUP CLAIMS

(a)

Impairment and Voting.  Class 4 is impaired by the Plan.  Each holder of an Allowed Sinosure Group Claim is entitled to vote to accept or reject the Plan.

(b)

Treatment.  Each holder of an Allowed Sinosure Group Claim shall receive in full satisfaction, release and exchange for such Claim:  (i) such holder's Pro Rata Share of the New Class A Common Stock constituting thirty percent (30%) of the aggregate New Class A Common Stock and New Class B Common Stock issued by the Reorganized Parent on the Effective Date (representing all of the New Class A Common Stock then outstanding), subject to subsequent dilution from any distribution of New Class C Common Stock and/or Sinosure Performance Shares; (ii) a Distribution Note A in the amount of its Pro Rata Share of the total $3,000,000 amount of Distribution Notes A; and (iii) such holder's Pro Rata Share of net proceeds of the Recovery Trust Assets (calculating the amount of Claims in the Pro Rata Share calculation, for purposes of the Recovery Trust Assets only, to include the General Unsecured Claims and the Sinosure Group Claims).  Any and all potential preference and other improper transfer claims, pre-Effective Date breach of contract claims and all other Claims against the holders of Class 4 Claims shall be and hereby are waived and released.

(c)

Distributions.  On the Initial Distribution Date, the Reorganized Debtors shall distribute to the Sinosure Group Agent, as agent of and for the benefit of the holders of Allowed Sinosure Group Claims:  (i) the New Class A Common Stock; and (ii) the Distribution Notes A.  Pursuant to distribution provisions of the Plan, as soon as reasonably feasible after the Sinosure Group Agent's receipt of such New Class A Common Stock and Distribution Notes A, the Sinosure Group Agent will distribute to holders of Allowed Sinosure Group Claims their Pro Rata Shares of New Class A Common Stock and their respective Distribution Note A as indicated in Sections 4.4(c)(i) and (ii) of the Plan above.  In addition, distribution of proceeds of Recovery Trust Assets will be made to holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims as indicated in Section 4.5(c) of the Plan below.

(d)

Sinosure Performance Shares Distributions.  Holders of Allowed Sinosure Claims shall be eligible for the issuance and distribution of Sinosure Performance Shares in accordance with Section 5.17 of the Plan.

4.5

CLASS 5 – GENERAL UNSECURED CLAIMS.

(a)

Impairment and Voting.  Class 5 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.  Furthermore, each holder of an Allowed General Unsecured Claim shall have the option to elect on its Ballot to permanently and irrevocably reduce the aggregate amount of all of its Allowed General Unsecured Claims to $25,000 and receive a distribution pursuant to Class 3 (Convenience Claims) of the Plan.

(b)

Treatment.  Each holder of an Allowed General Unsecured Claim shall receive in full satisfaction, release and exchange for such Claim: (i) such holder's Pro Rata Share of the New Class B Common Stock constituting seventy percent (70%) of the aggregate New Class A Common Stock and New Class B Common Stock issued by the Reorganized Parent on the Effective Date (representing all of the New Class B Common Stock then outstanding), subject to subsequent dilution from any distribution of New Class C Common Stock and/or Sinosure Performance Shares; (ii) such holder's Pro Rata Share of distributions from Distribution Note B; and (iii) such holder's Pro Rata Share of net proceeds of the Recovery Trust Assets (calculating the amount of Claims in the Pro Rata Share calculation, for purposes of the Recovery Trust Assets only, to include the General Unsecured Claims and the Sinosure Group Claims).

(c)

Distributions.  On the Initial Distribution Date, the Reorganized Debtors shall distribute to the General Unsecured Claims Trust for the benefit of holders of Allowed General Unsecured Claims: (i) the New Class B Common Stock; and (ii) Distribution Note B.  Pursuant to the distribution provisions of the Plan, on the Class 5 Distribution Date and/or Subsequent Distribution Dates, the General Unsecured Claims Trust Trustee will distribute to holders of Allowed General Unsecured Claims their Pro Rata Share of New Class B Common Stock and proceeds of the Distribution Note B as indicated in Sections 4.5(b)(i) and (ii) above.  In addition, on the Initial Distribution Date, the Recovery Trust Causes of Action will vest in the Recovery Trust and the Reorganized Debtors shall distribute the Recovery Trust Funds to the Recovery Trust, each for the benefit of holders of Allowed General Unsecured Claims and holders of Allowed Sinosure Group Claims, pro rata.  Pursuant to the distribution provisions of the Plan, on the Class 5 Distribution Date and/or Subsequent Distribution Dates, the Recovery Trust Trustee will distribute to holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims their Pro Rata Share of proceeds of Recovery Trust Assets as indicated in Section 4.5(b)(iii) above.

4.6

CLASS 6 – DE MINIMIS LITIGATION CLAIMS

(a)

Impairment and Voting.  Class 6 is impaired by the Plan.  Each holder of an Allowed De Minimis Litigation Claim is entitled to vote to accept or reject the Plan.

(b)

Treatment.  On the Class 6 Distribution Date, each holder of an Allowed De Minimis Litigation Claim shall receive, in full satisfaction, release and exchange for such Claim, a payment in Cash in an amount equal to the amount agreed to between Huffy or Reorganized Parent and the holder of such Claim pursuant to the terms and conditions of the De Minimis Litigation Order.

4.7

CLASS 7 - INTERCOMPANY CLAIMS

(a)

Impairment and Voting.  Class 7 is unimpaired by the Plan. Each holder of a Class 7 Intercompany Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  On the Effective Date, each holder of an Allowed Class 7 Intercompany Claim shall receive, in full satisfaction, release and exchange for such Claim the following treatment: (i) the legal, equitable and contractual rights of each holder's Allowed Class 7 Intercompany Claim shall remain unaltered by the Plan or (ii) such other treatment agreed to in writing between such holder and the Debtors or Reorganized Debtors, as applicable.

4.8

CLASS 8 – SUBORDINATED CLAIMS.

(a)

Impairment and Voting.  Class 8 is impaired by the Plan.  Each holder of a Subordinated Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  The holders of Subordinated Claims will not receive or retain any property on account of such Claims.

4.9

CLASS 9 - SUBSIDIARY EQUITY INTERESTS.

(a)

Impairment and Voting.  Class 9 is unimpaired by the Plan.  Each holder of a Class 9 Subsidiary Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  The holders of Allowed Class 9 Subsidiary Equity Interests shall retain ownership of their Subsidiary Equity Interests in each of the Reorganized Subsidiaries.

4.10

CLASS 10 – OLD PARENT EQUITY INTERESTS.

(a)

Impairment and Voting.  Class 10 is impaired by the Plan.  Each holder of an Old Parent Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  The holders of Old Parent Equity Interests will not receive or retain any property on account of such interest and such Old Parent Equity Interests shall be cancelled.

ARTICLE V.

PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
UNDER THE PLAN, ALLOWANCE OF CERTAIN CLAIMS, AND
TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

5.1

   Voting of Claims.  Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to the Bankruptcy Code shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

5.2

Nonconsensual Confirmation.  Pursuant to the Plan, Claims in Class 8 (Subordinated Claims) and Class 10 (Old Parent Equity Interests) will not receive or retain any property, and are thus deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Notwithstanding the deemed rejection of the Plan by such Classes, or that any impaired Class of Claims entitled to vote does not accept the Plan by the statutory majorities required by section 1126(c) of the Bankruptcy Code, the Debtors are requesting confirmation of the Plan under the "cramdown" provisions of section 1129(b) of the Bankruptcy Code.

5.3

Method of Distributions Under the Plan.

(a)

In General.  Subject to Bankruptcy Rule 9010, and except as otherwise provided in this Section 5.3 and Sections 5.14, 5.15, and 5.16, all distributions under the Plan shall be made by either the Reorganized Debtors, the applicable Trustee or the Sinosure Group Agent to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date unless the Debtors, Reorganized Debtors, the applicable Trustee or the Sinosure Group Agent have been notified in writing of a change of address, including by the filing of a proof of Claim by such holder that provides an address different from the address reflected on the Schedules.

(b)

Distributions of Cash.  Any payment of Cash made by the Reorganized Debtors or a Trustee pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer; provided that all distributions of Cash to the DIP Lenders shall be made by the Reorganized Debtors by wire transfer of immediately available funds.

(c)

Timing of Distributions.  Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

(d)

Minimum Distributions.  No payment of Cash less than fifty dollars ($50.00) shall be made by the Reorganized Debtors or a Trustee to any holder of a Claim unless a request therefore is made in writing to the Reorganized Debtors or applicable Trustee.

(e)

Fractional Shares; Fractional Rights; No Public Filing.  No fractional shares of New Common Stock or Cash in lieu thereof shall be distributed pursuant to the Plan.  When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows:  (i) fractions of ½ or greater shall be rounded to the next higher whole number and (ii) fractions of less than ½ shall be rounded to the next lower whole number.  The total number of shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided in this Section 5.3(f).

(f)

Unclaimed Distributions.  Any distributions of Cash, New Common Stock, Distribution Notes A and Distribution Note B, or other property under the Plan that are unclaimed for a period of one year after the date on which such distribution was made shall be vested in Reorganized Parent, the applicable Trustee (for redistribution to other Trust beneficiaries) or the Sinosure Group Agent (for redistribution to other members of the Sinosure Group), as the case may be, and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.  Nothing herein shall require the Reorganized Debtors, Trustees, or the Sinosure Group Agent to take affirmative steps to locate the holders of unclaimed distributions other than at the addresses provided for in Section 5.3(a) of the Plan.

(g)

Date of Distributions. Unless otherwise provided herein, all initial distributions and deliveries to be made hereunder shall be made on the date set forth in this Plan.  Notwithstanding the foregoing, distributions to be made on the Class 5 Distribution Date and subsequent distributions to be made on each Subsequent Distribution Date will be made in accordance with the terms set forth in the Plan unless the administrative costs of making such distributions would be excessive in comparison to the amounts to be distributed.  In addition, nothing contained herein shall require the Recovery Trust Trustee to make any distributions that would impair the ability of the Recovery Trust to prosecute bona fide Recovery Trust Causes of Action by leaving the Recovery Trust with an unreasonably small balance while such Recovery Trust Causes of Action are outstanding.  For the avoidance of doubt, the preceding two sentences shall not cause the Recovery Trust Trustee to defer any distributions once all bona fide Recovery Trust Causes of Action are resolved or abandoned.

(h)

Distributions to Holders as of the Distribution Record Date.  As of the close of business on the Distribution Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims.  The Debtors, the Reorganized Debtors, the Trustees, the Sinosure Group Agent, and any Disbursing Agent shall have no obligation to recognize any transfer of any Claims occurring after the Distribution Record Date, provided that the foregoing will not be deemed to prohibit the sale or transfer of any Claim subsequent to the Distribution Record Date and prior to the Effective Date.  The Debtors, the Reorganized Debtors, the Trustees, the Sinosure Group Agent, and any Disbursing Agent shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders as of the close of business on the Distribution Record Date.

5.4

Distributions Withheld for Disputed General Unsecured Claims.

(a)

Establishment and Maintenance of Reserves.  Before making any distributions, on the Class 5 Distribution Date and each Subsequent Distribution Date, the Unsecured Claims Trust Trustee and the Recovery Trust Trustee shall reserve from the distributions to be made on such dates to the holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust Trustee, to holders of Allowed Sinosure Group Claims), an amount of Unsecured Claims Trust Assets or Recovery Trust Assets equal to: (i) with regard to liquidated Claims, one-hundred percent (100%) of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in their Face Amounts; and (ii) with regard to unliquidated Claims, one hundred percent (100%) of the distributions to which holders of unliquidated Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in the amount reasonably estimated by the Debtors or Reorganized Debtors as the reasoned maximum amount of such holder's Claim that will ultimately be Allowed (the "Debtors' Unliquidated Claim Estimates" and, (i) and (ii) above, collectively, the "Disputed Claim Reserves.")  In making any such reserves, the Unsecured Claims Trust Trustee and the Recovery Trust Trustee, as the case may be, may rely on the Debtors' Unliquidated Claim Estimates and will have no liability therefore, and in estimating the Debtors' Unliquidated Claim Estimates, the Debtors or Reorganized Debtors will have no liability therefore.

(b)

Property Held in Disputed Claims Reserves.  Unsecured Claims Trust Assets and Recovery Trust Assets in the Disputed Claims Reserves (together with all dividends, interest or other accretions or distributions thereon) shall be held in trust by the Unsecured Claims Trust and Recovery Trust, as the case may be, for the benefit of the potential recipients of such Unsecured Claims Trust Assets and Recovery Trust Assets and shall not constitute property of the Reorganized Debtors.  Any changes in the New Class B Common Stock, including by merger, recapitalization, split, reverse split, dividend or otherwise, shall result in an equitable adjustment for the New Class B Common Stock and any other consideration in the Disputed Claims Reserve as determined by the Unsecured Claims Trust Trustee in good faith.

(c)

Distributions Upon Allowance of Disputed General Unsecured Claims.  The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Class 5 Distribution Date shall receive distributions of Unsecured Claims Trust Assets or Recovery Trust Assets, as the case may be, and any other consideration from the Disputed Claims Reserve from the Unsecured Claims Trust or the Recovery Trust, as the case may be, on the next Subsequent Distribution Date that is at least twenty (20) days following the date on which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order.  Such distributions shall be made in accordance with the Unsecured Claims Trust Agreement or Recovery Trust Agreement, as the case may be, based upon such holder’s Pro Rata Share (which, in the case of the Recovery Trust only, shall be calculated inclusive of Allowed Sinosure Group Claims in the denominator), calculated as of such Subsequent Distribution Date.

(d)

Surplus Distributions to Holders of Allowed General Unsecured Claims.  To the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Face Amount or Debtors' Unliquidated Claims Estimate, as applicable, the excess of the Unsecured Claims Trust Assets and Recovery Trust Assets, as the case may be, and any other consideration in the Disputed Claims Reserves over the dollar value of the Unsecured Claims Trust Assets and any other consideration actually distributed on account of such Disputed General Unsecured Claim shall constitute surplus available for distribution to holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust only, Allowed Sinosure Group Claims) (the “Surplus Distributions”).  The Surplus Distributions shall be distributed to holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust only, Allowed Sinosure Group Claims) on each Subsequent Distribution Date and the Final Distribution Date.

(e)

Expenses of Unsecured Claims Trust and Recovery Trust.  The reasonable and necessary expenses of the Unsecured Claims Trust and the Recovery Trust shall be paid from the Recovery Trust Funds.

(f)

Tax Treatment of Unsecured Claims Trust.  The  Unsecured Claims Trust generally is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d) and in accordance with IRS Revenue Procedure 94-45.  The Unsecured Claims Trust Agreement will provide that the Unsecured Claims Trustee may pay taxes from the Unsecured Claims Trust Assets as appropriate.  In addition, the Unsecured Claims Trust Agreement will require consistent valuation by the Unsecured Claims Trustee and the beneficiaries-creditors for all federal income tax purposes of the property contributed to the trust.  The Unsecured Claims Trust Agreement will provide that the sole purposes of the Unsecured Claims Trust will be to (i) collect and maintain any Unsecured Claims Trust Assets for the benefit of beneficiaries-creditors, (ii) liquidate (including objecting to Claims pursuant to the provisions of the Plan and determining the proper recipients and amounts of distributions to be made from the Unsecured Claims Trust) and distribute the assets transferred to it for the benefit of the beneficiaries-creditors who are determined to hold Allowed Unsecured Claims as expeditiously as reasonably possible, (iii) not engage in any trade or business, and (iv) terminate upon the completion of such liquidation and distribution.  The Unsecured Claims Trust Agreement shall provide that termination of the trust shall occur no later than five (5) years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Unsecured Claims Trust to complete its claims resolution and liquidating purpose.  The Unsecured Claims Trust Agreement shall also limit the investment powers of the Unsecured Claims Trust Trustee in accordance with IRS Revenue Procedure 94-45 and shall require the Unsecured Claims Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of taxes paid, if any), except for amounts retained as reasonably necessary to maintain the value of the Unsecured Claims Trust Assets or to meet claims and contingent liabilities.

Subject to definitive guidance from the IRS or a court of competent jurisdiction, the Unsecured Claims Trust Trustee shall file returns for the Disputed Claims Reserve (to the extent it applies to the Unsecured Claims Trust) as a disputed ownership fund under Proposed Treasury Regulations Section 1.468B-9, of which the Unsecured Claims Trust Trustee is the “administrator” as defined in such Regulations, and the Unsecured Claims Trust Trustee shall be responsible for payments, out of the Disputed Claims Reserve (to the extent it applies to the Unsecured Claims Trust), of any taxes imposed on such reserve.

5.5

[INTENTIONALLY LEFT BLANK]

5.6

Procedures for Allowance or Disallowance of Disputed Claims.

(a)

Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests.  Except as specifically set forth herein and except as to applications for allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, the Recovery Trust Trustee, the Unsecured Claims Trust Trustee and the Sinosure Group shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Effective Date.  The Reorganized Debtor shall be primarily responsible for asserting objections to any Claim, provided, however, that such primary responsibility shall not preclude the Sinosure Group or the Trustees from asserting any objection to a Claim without the prior approval of the Reorganized Debtors or the Bankruptcy Court.  Following the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any of their objections without approval of the Bankruptcy Court.  The Reorganized Debtors shall bear all costs and expenses relating to the investigation and prosecution of Disputed Claims from and after the Effective Date for only such Disputed Claims that the Reorganized Debtors affirmatively investigate and prosecute.  The Sinosure Group, the Recovery Trust Trustee, and the Unsecured Claim Trust Trustee shall have the right to (i) file an objection to any Claim and (ii) notice and an opportunity to object to any settlement of such Claims agreed to by the Debtors or Reorganized Debtors; provided however, the Debtors or Reorganized Debtors shall have the exclusive right to settle and compromise any Claim for an Allowed amount under $100,000 without notice to the Recovery Trust Trustee, the Unsecured Claim Trust Trustee and the Sinosure Group.  Unless otherwise ordered by the Bankruptcy Court, the Debtors or the Reorganized Debtors, the Recovery Trust Trustee, and the Sinosure Group shall file all objections to Claims and Equity Interests and serve such objections upon the holder of the Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than one hundred twenty (120) days after the Effective Date or such later date as may be approved by the Bankruptcy Court (the "Claims Objection Deadline").  The Debtors or the Reorganized Debtors, the Recovery Trust Trustee, the Unsecured Claims Trust Trustee, and the Sinosure Group reserve the right to object to Administrative Expense Claims as such claims arise in the ordinary course of business.

(b)

Personal Injury Tort Claims.  All personal injury Tort Claims  (other than  De Minimis Litigation Claims) are Disputed General Unsecured Claims.  Any personal injury Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as the same may be approved by order of the Bankruptcy Court.  Any personal injury Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 5.6(b) and applicable non-bankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as the same may be approved by order of the Bankruptcy Court, shall be deemed a Disputed Claim in such liquidated amount and satisfied in accordance with the Plan (provided, that, to the extent an Allowed Tort Claim is a Claim covered by an insurance policy, such claim shall be paid from the insurance proceeds available to satisfy such liquidated amount).  Nothing contained in this Section 5.6(b) shall impair the Debtors’ or Reorganized Debtors' right to seek estimation of any and all personal injury Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors, Reorganized Debtors, or Recovery Trust Trustee may hold against any entity, including, without limitation, in connection with or arising out of any personal injury Tort Claim.

(c)

No Distribution Pending Allowance.  Notwithstanding any other provision hereof, if any portion of a Claim is disputed, the full amount of such Claim shall be treated as a Disputed Claim for purposes of this Plan, and no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim (in whole or in part).

(d)

Disallowed Claims.  All Claims held by Persons against whom any Debtor, Reorganized Debtor or the Recovery Trust Trustee has filed a proceeding with the Bankruptcy Court asserting a cause of action under Chapter 5 of the Bankruptcy Code, including sections 542, 543, 544, 545, 547, 548, 549, and/or 550 of the Bankruptcy Code, shall be deemed “disallowed” Claims pursuant to section 502(d) of the Bankruptcy Code and holders of such Claims shall not be entitled to vote to accept or reject the Plan of Reorganization.  Claims that are deemed disallowed pursuant to this Section 5.6(d) shall continue to be disallowed for all purposes until the avoidance action against such party has been settled or resolved by Final Order and any sums due to the Debtors, the Reorganized Debtors, the Unsecured Claims Trust Trustee or the Recovery Trust Trustee from such party have been paid.

5.7

Disbursing Agent.  The Reorganized Debtors, or such Person(s) as the Reorganized Debtors may designate, and the Trustees and the Sinosure Group Agent (solely in its capacity as agent for members of the Sinosure Group) will act as Disbursing Agent under the Plan with respect to all distributions to holders of Claims, and will make all distributions required to be distributed under the applicable provisions of the Plan; provided, however, that all distributions to the DIP Lenders shall be made by the Reorganized Debtors to the DIP Loan Agent for disbursement to the DIP Lenders.  Each Disbursing Agent will serve without bond.

The Reorganized Debtors shall hold all reserves and accounts pursuant to the Plan, including the Professional Fee Reserve Account; provided, however, that the Disputed Claims Reserves shall be held by the Unsecured Claims Trust and the Recovery Trust.

5.8

Setoffs and Recoupment.  The Debtors may, but shall not be required to, set off (pursuant to the provisions of sections 553 and 362 of the Bankruptcy Code or other applicable law) against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any setoff or recoupment right it may have against the holder of such Claim.

5.9

Allocation of Plan Distributions Between Principal and Interest.  Other than in respect of the distributions to be made to the DIP Lenders under the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

5.10

Estimations of Claims. The Debtors, the Reorganized Debtors, and the Trustees may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or otherwise regardless of whether the Debtor or Reorganized Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning such objection to any claim, including without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Bankruptcy Court.  If the estimated amount, as determined by the Bankruptcy Court, constitutes a maximum limitation on the amount of such Claim, the Debtors, the Reorganized Debtors or the Trustees may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

5.11

No Recourse.  Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after application of the payment priorities established by this Plan there is insufficient value to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Disbursing Agent, any Trustee, the Sinosure Group Agent, the Debtors, the Reorganized Debtors, the Creditors' Committee (or any member thereof), the Sinosure Group (or any member thereof), the DIP Lenders, or any of their respective professionals, consultants, officers, directors or Affiliates or their respective successors or assigns, or any of their respective property.  However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.  THE ESTIMATION OF CLAIMS AND

ESTABLISHMENT OF RESERVES UNDER THE PLAN MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

5.12

Amendments to Claims. A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law.  After the Confirmation Date, a Claim may not be amended without the authorization of the Bankruptcy Court.  Any amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Reorganized Debtors or the Estates, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing of such amendment.

5.13

Postpetition Interest on Claims.  Unless expressly provided in the Plan, the Confirmation Order, the DIP Financing Order, or any contract, instrument, release, settlement, or other agreement entered into in connection with the Plan or required by applicable law, postpetition interest shall not accrue on or after the Commencement Date on account of any Claim.

5.14

Recovery Trust.

(a)

Execution of Recovery Trust Agreement.  On the Effective Date, the Recovery Trust Trustee and Reorganized Parent shall execute the Recovery Trust Agreement, which shall in form and substance be acceptable to the Creditors' Committee and the Sinosure Group.

(b)

Standing of Recovery Trust Trustee.  The Recovery Trust Trustee, pursuant to the terms of the Plan and the Recovery Trust Agreement, is authorized to investigate, prosecute and litigate the Recovery Trust Claims.  The Recovery Trust Trustee shall have standing to pursue the Recovery Trust Claims and shall be deemed the representative of the Estates pursuant to section 1123(b)(3) of the Bankruptcy Code for these purposes only.

(c)

Duties and Responsibilities of Recovery Trust Trustee.  The powers, authority, responsibilities and duties of the Recovery Trust Trustee are set forth in and shall be governed by the Recovery Trust Agreement.

(d)

Transfer of Assets to Recovery Trust.  On the Effective Date, the Reorganized Parent shall transfer and assign to the Recovery Trust (i) the Recovery Trust Causes of Action and (ii) the Recovery Trust Funds.

(e)

Tax Treatment of Recovery Trust.  The Recovery Trust generally is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d) and in accordance with IRS Revenue Procedure 94-45.  The Recovery Trust Agreement will provide that the Recovery Trust Trustee may pay taxes from the Recovery Trust Assets as appropriate.  In addition, the Recovery Trust Agreement will require consistent valuation by the Recovery Trust Trustee and the beneficiaries-creditors for all federal income tax purposes of the property contributed to the trust.  The Recovery Trust Agreement will provide that the sole purposes of the Recovery Trust will be to (i) collect and maintain any assets for the benefit of its beneficiaries, (ii) liquidate and distribute the assets transferred to it for the benefit of its beneficiaries-creditors as expeditiously as reasonably possible, (iii) not engage in any trade or business, and (iv) terminate upon the completion of such liquidation and distribution.  The Recovery Trust Agreement shall provide that termination of the trust shall occur no later than five (5) years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Recovery Trust to complete its claims resolution and liquidating purpose.  The Recovery Trust Agreement shall also limit the investment powers of the Recovery Trust Trustee in accordance with IRS Revenue Procedure 94-45 and shall require the Recovery Trust to distribute at least annually to its beneficiary-creditors (as such may have been determined at such time) its net income (net of taxes paid, if any), except for amounts retained as reasonably necessary to maintain the value of the Recovery Trust Assets or to meet claims and contingent liabilities.

Subject to definitive guidance from the IRS or a court of competent jurisdiction, the Recovery Trust Trustee shall file returns for the Disputed Claims Reserve (to the extent it applies to the Unsecured Claims Trust) as a disputed ownership fund under Proposed Treasury Regulations Section 1.468B-9, of which the Recovery Trust Trustee is the "administrator" as defined in such regulations, and the Recovery Trust Trustee shall be responsible for payments, out of the Disputed Claims Reserve (to the extent it applies to the Recovery Trust), of any taxes imposed on such reserve.

5.15.

Sinosure Group Agent.

On the Effective Date, the Reorganized Parent shall transfer to the Sinosure Group Agent (i) the New Class A Common Stock Shares and (ii) the Distribution Notes A.

5.16

Unsecured Claims Trust.

(a)

Execution of Unsecured Claims Trust Agreement.  On the Effective Date, the Unsecured Claims Trust Trustee and Reorganized Parent shall execute the Unsecured Claims Trust Agreement, which shall be in form and substance acceptable to the Creditors' Committee.

(b)

Duties and Responsibilities of Unsecured Claims Trust Trustee.  The powers, authority, responsibilities and duties of the Unsecured Claims Trust Trustee are set forth in and shall be governed by the Unsecured Claims Trust Agreement.

(c)

Transfer of Assets to Unsecured Claims Trust.  On the Effective Date, the Reorganized Parent shall transfer to the Unsecured Claims Trust (i) the New Class B Common Stock shares and (ii) Distribution Note B.

5.17

Sinosure Performance Shares.

Holders of Allowed Sinosure Group Claims shall earn additional shares of New Class A Common Stock (the "Sinosure Performance Shares") for each of five (5) successive one-year periods from the Effective Date (the first such period ending on, and the second such period commencing immediately following, the last day of the month in which the anniversary of the Effective Date falls).  It is anticipated that the first such period will begin on the Effective Date and end on September 30, 2006.  For each such period and within thirty (30) days of the end of such period, the Reorganized Parent shall issue additional shares of New Class A Common Stock to the Sinosure Group Agent in an amount equal to 4.2% of the aggregate number of New Class A and Class B Common Stock, provided that, in respect of such period, ninety-day trade credit terms have been provided to the Reorganized Parent or its subsidiaries in accordance with the Supply Principles by Sinosure Group suppliers (with or without the benefit of Sinosure export credit insurance) or by suppliers not included in Class 4 with the benefit of Sinosure export credit insurance, which trade credit covers 100% of Huffy’s orders for bicycles and golf products sourced in Greater China, but not greater than the projected requirements set forth in Huffy’s 2005-2010 financial projections dated July 9, 2005.

In the event that the trade credit so provided in respect of any such period is greater than 100% of such projected requirements, then the excess shall carry over towards calculation of the Sinosure Group’s performance in the next succeeding annual period.  In respect of any such annual period, to the extent that the ninety-day trade credit so provided is more than 75% (but less than 100%) of Reorganized Parent's and its subsidiaries' orders for bicycles and golf products sourced in Greater China (other than by operation of the limitation based on projected requirements set forth above), the amount of Sinosure Performance Shares to be issued in respect of such period shall be proportionately reduced.  The proration as set forth herein assumes that Reorganized Parent and its subsidiaries are acting in good faith in accordance with the Supply Principles, failing which there shall be no reduction in the Sinosure Performance Shares to be issued hereunder to the extent the failure of the Sinosure Group to provide the anticipated levels of trade credit hereunder results directly from Reorganized Parent's or its subsidiaries' failure to act in good faith in accordance with the Supply Principles.  (For the avoidance of doubt, in the event that the Sinosure Group fully performs under the Supply Principles, its ownership will be 34.2%, 38.4%, 42.6%, 46.8% and 51% of the aggregate New Class A and Class B Common Stock (all in New Class A shares) then outstanding at end of October 2006, 2007, 2008, 2009 and 2010, respectively).  The allocation of Sinosure Performance Shares among members of the Sinosure Group shall be determined by the Sinosure Group.

In the event that at the end of the fifth annual period the Sinosure Group holding of New Class A shares is less than 51% of the aggregate number of New Class A and Class B Common Stock then outstanding, the Sinosure Group may elect to extend the supply arrangements hereunder to obtain issuance of additional Sinosure Performance Shares until its New Class A Common Stock holdings aggregate 51% (but not more than 51%) of such New Class A and Class B Common Stock.

To the extent the members of the Sinosure Group perform as contemplated by the Supply Principles, such performance shall be deemed to be fair and adequate consideration for any Sinosure Performance Shares issued pursuant to the Plan.

Sinosure shall be under no legal obligation hereunder, or under any agreement, document or instrument to be executed pursuant to this Plan, to provide export credit insurance to the other members of the Sinosure Group or any third party in respect of their sales to any of the Debtors or the Reorganized Debtors.  None of the other members of the Sinosure Group shall be under any legal obligation hereunder, or under any agreement, document or instrument to be executed pursuant to this Plan, to sell product or provide trade credit to any of the Debtors or the Reorganized Debtors.  To the extent that Sinosure provides such export credit insurance and the other members of the Sinosure Group provide such trade credit on the terms contemplated in the Supply Principles and this Section 5.17, they shall be entitled to the issuance of Sinosure Performance Shares as herein provided.

ARTICLE VI.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1

Assumption or Rejection of Executory Contracts and Unexpired Leases.

(a)

Executory Contracts and Unexpired Leases.  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases between the Debtors and any Person shall be deemed rejected by the Reorganized Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which previously has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, or (iii) which is listed in Schedule 6.1(a)(x) (executory contracts) or Schedule 6.1(a)(y) (unexpired leases), which schedules shall be filed with the Bankruptcy Court and served on the affected parties by no later than ten (10) days prior to the Balloting Deadline; provided, however, that the Debtors or Reorganized Debtors, with the consent of the Creditors' Committee and the Sinosure Group, shall have the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(x) or 6.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed, respectively, assumed or rejected.  The Debtors or Reorganized Debtors, with the consent of the Creditors' Committee and the Sinosure Group, shall provide notice of any amendments to Schedules 6.1(a)(x) or 6.1(a)(y) to the non-debtor parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on Schedules 6.1(a)(x) and 6.1(a)(y) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

(b)

Schedules of Assumed Executory Contracts and Unexpired Leases; Inclusiveness.  Each executory contract and unexpired lease listed or to be listed on Schedules 6.1(a)(x) or 6.1(a)(y) that relates to the use or occupancy of real property shall be deemed to include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(x) or 6.1(a)(y) and (ii) all executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(x) or 6.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises, unless any of the foregoing agreements previously has been assumed.

(c)

Insurance Policies.  With the exception of the workers compensation policies and other insurance policies set forth on Schedule 6.1(c) which shall be deemed rejected by the Reorganized Debtors as of the Effective Date pursuant to section 365(a) of the Bankruptcy Code, each of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, including without limitation, any retrospective premium rating plans relating to such policies, shall be treated as executory contracts under the Plan and shall be deemed assumed by the Reorganized Debtors on the Effective Date.  Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any insurance policies and related agreements, documents or instruments that are assumed hereunder, shall comply with the treatment provided under Article IV of the Plan.  Nothing contained in this Section 6.1(c) shall be deemed as an assumption by the Reorganized Debtors to pay any third-party claimant other than in accordance with distributions to holders of Claims as allowed under the Plan.  Nothing contained in this Section 6.1(c) shall constitute or be deemed a waiver or release of any Cause of Action that the Debtors, Reorganized Debtors, or the Recovery Trust Trustee may hold against any entity, including, without limitation, the insurers under any of the Debtors’ policies of insurance.  With respect to any rejected insurance policy or workers compensation policy set forth on Schedule 6.1(c), the Reorganized Debtors shall retain the right to take appropriate action to recover any excess Collateral serving as security in connection with such policies.

(d)

Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases unless specifically assumed pursuant to Section 6.1(a) hereof and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases specifically assumed pursuant to Section 6.1(a) hereof.

(e)

Cure of Defaults.  To the extent that cure payments are due with respect to an executory contract or unexpired lease to be assumed pursuant to Section 6.1(a) hereof, the amount of such cure payment shall be listed in the Plan Supplement.  To the extent that the non-debtor party to any executory contract or unexpired lease disagrees with the cure amount listed on Schedule 6.1(e) in the Plan Supplement, such party must file a notice of dispute stating the reasons for such dispute with the Bankruptcy Court and serve such notice on the Debtors, the Creditors' Committee and Sinosure by no later than five

(5) days prior to the Confirmation Hearing.  If a non-debtor party to an executory contract or lease fails to timely file a notice of dispute of any cure amount listed on Schedule 6.1(e), it shall be forever barred from asserting any Claim for a cure amount or otherwise.  Except as may otherwise be agreed by the parties, within sixty (60) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors’ or Reorganized Debtors’ liability with respect thereto, or as may otherwise be agreed to by the parties.  If there are any objections filed, the Bankruptcy Court shall hold a hearing.  In the event the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors, the Debtors or Reorganized Debtors may elect to reject the contract or unexpired lease and not pay such greater cure amount.

(f)

Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.  Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1(a) of the Plan must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 6.1(a)(x) or 6.1(a)(y).  Any Claim not filed within such time will be forever barred from assertion against the Debtors, their Estates, the Reorganized Debtors, the Trusts, and their property.  Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

6.2

Indemnification Obligations.  For purposes of the Plan, the obligations of the Debtors to defend, indemnify, reimburse, or limit the liability relating to any claims or obligations against their present and former directors, officers or employees who served as directors, officers and employees, respectively, on or after the Commencement Date, pursuant to the Debtors’ certificates of incorporation or bylaws, applicable state law, or any combination of the foregoing with respect solely to the employees identified in the Management Indemnification Agreements, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

6.3

Compensation and Benefit Programs.  Except as provided in Section 6.1(a) of the Plan and unless specifically provided for otherwise in the Plan, and other than stock option or similar plans which will be cancelled as part of the treatment of any Class of Claims under the Plan, all current employment and severance practices and policies, and all current compensation and benefit plans, policies, and programs of the Debtors applicable to their current directors, officers, and employees who served as directors, officers and employees, respectively, on or after the Commencement Date, including, without limitation, all savings plans, retirement plans (excluding defined benefit plans), health care plans, severance benefit plans, incentive plans, workers’ compensation programs and life, disability and other insurance plans, including the Key

Employee Retention Plan (the "KERP") approved by the Bankruptcy Court by an order, dated January 27, 2005, as amended by the Agreed Amended Order re the Key Employee Retention Plan, dated January 27, 2005, and the Amended Order re the Key Employee Retention Plan, dated June 15, 2005, are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code; provided, however, that the Reorganized Debtors reserve the right to modify any and all such compensation and benefit practices, plans, policies, and programs in accordance with the terms thereof.

6.4

Retiree Benefits.  Pursuant to section 1114 of the Bankruptcy Code, payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits; provided, however, that the Reorganized Debtors reserve the right to modify any and all such plans, funds and programs in accordance with the terms thereof and applicable law.

ARTICLE VII.

CONSOLIDATION OF HUFFY AND THE SUBSIDIARIES

7.1

Substantive Consolidation Treatment.  The entry of the Confirmation Order shall constitute the approval, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors for all purposes related to the Plan, including for purposes of voting, confirmation and distribution, but the Debtors shall not be substantively consolidated for other purposes.  Pursuant to such order, (i) any claim against any Debtor and any guarantee thereof by any other Debtor and any joint or several liability of any of the Debtors shall be deemed one obligation of the consolidated Debtors, (ii) each and every Claim filed or to be filed in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors, and (iii) all duplicative claims (identical in both amount and subject matter) filed against more than one of the Debtors shall be automatically expunged so that only one Claim survives against the consolidated Debtors but in no way shall such Claim be deemed Allowed by reason of this Section 7.1.  Such substantive consolidation treatment shall not affect (i) the separate legal status and corporate structures of the Reorganized Debtors to effect restructurings as provided in this Plan, (ii) Subsidiary Equity Interests, (iii) Intercompany Claims, and, (iv) any defenses to any Causes of Action or requirements for any third party to establish mutuality in order to assert a right of setoff.

7.2

Merger or Dissolution of Corporate Entities.  On or as of the Effective Date, as determined by the New Board of Directors and the applicable Reorganized Debtor, each Subsidiary may be merged into another of the Debtors or Reorganized Debtors or dissolved.  Upon the occurrence of any such merger, all assets of the merged entities shall be transferred to and become the assets of the surviving corporation, and all liabilities of the merged entities, except to the extent discharged, released or extinguished pursuant to the Plan and the Confirmation Order, shall be assumed by and shall become the liabilities of the surviving corporation.  All mergers and dissolutions on or prior to the Effective Date shall be effective as of the Effective Date pursuant to the Confirmation Order, without the taking of any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

ARTICLE VIII.

PROVISIONS REGARDING CORPORATE GOVERNANCE
AND MANAGEMENT OF THE REORGANIZED DEBTORS

8.1

General.  On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective boards of directors of the Reorganized Debtors.  The Sinosure Group has advised the Reorganized Debtors of its intention to enter into an agency and voting agreement among its members regarding the voting of its members' shareholdings in the Reorganized Parent and regarding other decisions in respect of the Reorganized Debtors.

8.2

Meetings of Stockholders.  In accordance with the Amended Reorganized Parent Certificate of Incorporation and the Amended Reorganized Parent Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of Reorganized Parent shall be held on a date in 2006 selected by the New Board of Directors.

8.3

Bylaws and Certificates of Incorporation.  On the Effective Date, the adoption of the Amended Reorganized Parent Certificate of Incorporation, the Amended Reorganized Parent Bylaws, Amended Reorganized Subsidiaries Certificates of Incorporation, and the Amended Reorganized Subsidiaries Bylaws shall be authorized and approved in all respects to be effective as of the Effective Date, in each case without further action under applicable law, regulation, order, or rule, and including without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.  The Amended Reorganized Parent Certificate of Incorporation and the Amended Reorganized Subsidiaries Certificates of Incorporation shall prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation as permitted by applicable law and the applicable organizational documents.  The Amended Reorganized Parent Bylaws shall include the corporate governance provisions set forth in Section 8.4 of the Plan, and the Amended Reorganized Subsidiaries Bylaws shall include provisions enabling the application of the corporate governance provisions set forth in Section 8.4 of the Plan to such Reorganized Debtors.  In addition, the Amended Reorganized Parent Bylaws shall include provisions to permit the terminations as described in Section 8.8 of the Plan of officers under certain circumstances, including the termination of officers of the Reorganized Subsidiaries.  Any amendments, modifications or supplements to the bylaws, code of regulations, or articles of incorporation of any Reorganized Debtor shall be subject to a Supermajority Vote.

8.4

Boards of Directors; Corporate Governance.

(a)

Selection of Board Members.  In accordance with the Amended Reorganized Parent Certificate of Incorporation as of the Effective Date, the New Board of Directors shall be comprised of seven (7) members, four (4) of whom shall be elected by New Class A Common Stock shareholders, two (2) of whom shall be elected by the New Class B Common Stock shareholders, and one (1) of whom shall be the chief executive officer of the Reorganized Parent, elected by the New Class A Common Stock shareholders, the New Class B Common Stock shareholders, and the new Class C Common Stock shareholders voting together.  A schedule setting forth the identities of the New Board of Directors members as of the Effective Date shall be filed on or before the date of the Confirmation Hearing.  The chairman of the Board of Directors shall be designated by the members of the New Board of Directors elected by the New Class A Common Stock shareholders.  The New Board of Directors shall, and shall cause each of the Reorganized Subsidiaries to, comply with the corporate governance provisions set forth in Section 8.4 of the Plan.  Elections, removal and terms of directors will be in accordance with the Amended Reorganized Parent Articles of Incorporation and the Amended Reorganized Parent Bylaws, provided that only the class of stock that elected particular directors will be entitled to remove and replace their successors.

(b)

Reorganized Subsidiaries.  The initial boards of directors for each of the Reorganized Subsidiaries shall be set forth on Schedule 8.4(b) of the Plan.

(c)

Corporate Governance.  Certain aspects of the business and affairs of Reorganized Parent and the other Reorganized Debtors shall be subject to a Supermajority Vote:

•

a merger of the Reorganized Debtors with a third party;

•

a change in the structure of the Board of Directors;

•

a change in the equity capital structure of the Reorganized Debtors;

•

a sale of substantially all of the Reorganized Debtors' assets; and

•

any change of these provisions.

These matters of corporate governance shall be included in the Amended Reorganized Parent Code of Regulations.

8.5

Officers.  The officers of the respective Debtors named in the Management Agreements shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date and in accordance with the Management Agreements with the Reorganized Debtors, the applicable organizational documents and applicable non-bankruptcy law.  After the Effective Date, the officers of the respective Reorganized Debtors shall be determined by their respective new boards of directors, in each case until their respective resignations or removal in accordance with applicable law and the applicable organizational documents.

8.6

Authorization of New Securities.  Without the need for any further corporate action and pursuant to Chapter 1701 of the Ohio General Corporation Law and the Reorganized Parent's Articles of Incorporation, Reorganized Parent shall be authorized to issue  shares of the New Class A Common Stock, ____shares of New Class B Common Stock,  and _____ shares of New Class C Common Stock.

8.7

Issuance of New Securities.  The issuance and distribution of approximately shares of New Class A Common Stock to the Sinosure Group Agent and  shares of New Class B Common Stock to the Unsecured Claims Trust by Reorganized Parent is hereby authorized and directed without the need for any further corporate act or action under applicable law, regulation, order or rule, and without any further action by the shareholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.  The Confirmation Order shall provide that the issuance of New Common Stock on account of Claims shall be exempt from the registration requirements of the Securities Act to the extent provided by section 1145 of the Bankruptcy Code.  Notwithstanding the actual date of distributions to creditors, the New Class A Common Stock and the New Class B Common Stock shall be deemed to be issued on the Effective Date.

Certificates evidencing shares of the New Common Stock will bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE  ORIGINALLY ISSUED ON [__________], 2005 PURSUANT TO THE DEBTORS' JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF HUFFY CORPORATION (THE "COMPANY") AND CERTAIN OF ITS SUBSIDIARIES, DATED AS OF [__________], 2005 AND CONFIRMED BY THE BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF OHIO, WESTERN DIVISION, ON [__________], 2005 (THE "PLAN").  THESE SECURITIES WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. § 1145, AND HAVE NOT BEEN REGISTERED UNDER THE ACT, AND TO THE EXTENT THAT THE HOLDER OF THESE SECURITIES IS AN "UNDERWRITER" AS DEFINED IN SECTION 1145(b)(1) OF THE BANKRUPTCY CODE, THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RESTRICTIONS ON SALE OR TRANSFER AND ARE SUBJECT TO OTHER RIGHTS AND OBLIGATIONS SET FORTH IN THE AMENDED REORGANIZED COMPANY'S ARTICLES OF INCORPORATION AND BY-LAWS AND THE PLAN.

8.8

Shareholder Sale Rights.  In the event that the holders of New Class A Common Stock, individually or collectively, agree to sell in the aggregate fifteen percent (15%) or more of the then outstanding New Class A Common Stock, as a condition to such sale, such seller(s) of New Class A Common Stock must require that the offer to purchase such shares be extended by such purchaser on the same terms and conditions for an equal percentage of the New Class B Common Stock shares.  In the case that any such sale which would result in any Person, other than the members of the Sinosure Group, holding more than 50% of the New Class A Common Stock, then the seller(s) of New Class A Common Stock, as a condition to such sale, must require the offer be extended by such purchaser on the same terms and conditions to acquire all outstanding New Common Stock and in such circumstances, the other holders of New Common Stock shall be obligated to sell such shares provided that such sale is an arms-length transaction between non-interested third parties.

Holders of New Class B Common Stock (subject to applicable requirements of law) may sell any of their New Class B Common Stock to any third party at any time without restriction.  Holders of New Class A Common Stock (subject to applicable requirements of law including those described above) may sell any of their New Class A Common Stock to other members of the Sinosure Group at any time without restriction (including, in the case of Sinosure, the right to transfer any New Class A Common Stock held by it to any reinsurer which shared risk with Sinosure in respect of the Allowed Sinosure Claims).  If any purchaser of either New Class A or New Class B Common Stock is deemed to be a competitor of Reorganized Parent or any of its subsidiaries, such purchaser's access to non-public corporate and financial information of Reorganized Parent will be restricted.

8.9

Dividends.  Reorganized Parent shall pay a dividend to the holders of New Common Stock for the years ending 2007, 2008, 2009, and 2010; such dividend shall be payable on April 30th following such year-end subject to the Dividend Payment  Test as set forth in this Section 8.9.  The Dividend Payment Test requires that (i) after giving pro forma effect to the payment of a dividend, average availability under Reorganized Parent's revolving credit borrowing base measured from January 1 through March 31 (on a daily basis) be greater than $15 million and (ii) after giving effect to the payment of such dividend, the ratio of Reorganized Parent's total funded debt to EBITDA shall not exceed 3.0.  For the purposes of this calculation, EBITDA shall be measured on a trailing twelve-month basis from March 31 and total funded debt (excluding trade credit) shall be measured based on the average monthly debt balances for the trailing twelve-month period ended March 31.  Provided the Dividend Payment Test is met, Reorganized Parent shall pay 50% multiplied by, if a positive number, actual EBITDA for the respective previous twelve month period ending December 31 less projected EBITDA as detailed in the Debtors' approved Disclosure Statement for that same twelve month period ended December 31 to the holders of New Common Stock, subject to a minimum dividend payment of $500,000.

8.10

Class B Put.  New Class B Common Stock shareholders shall have the right to put (the "Class B Put") their shares to Huffy for purchase in cash on June 15, 2011, at a purchase price equal to the percentage of equity owned by New Class B Common Stock shareholders as of March 31, 2011, multiplied by five times the greater of average annual EBITDA for years 2008, 2009 and 2010 less average funded debt (excluding trade credit) minus cash and cash equivalents for that same period for those years calculated on a monthly basis or total EBITDA during the trailing 12 month period ended December 31, 2010, less average funded debt (excluding  trade credit) minus cash and cash equivalents for that same period on a monthly basis, such calculation in each such case shall be calculated on a consolidated basis for the Reorganized Parent and its direct and indirect subsidiaries.

Huffy will have the obligation to pay the Class B Put in cash if: (1) Reorganized Parent and its direct and indirect subsidiaries have cash, liquidity, or ability to raise debt sufficient to fund the Class B Put; and (2) after payment of the Class B Put Reorganized Parent and its direct and indirect subsidiaries shall have less than a 3X ratio of net funded debt to EBITDA measured for the 12 month period ended December 31, 2010; and (3) after taking such actions Reorganized Parent and its direct and indirect subsidiaries would have at least $10 million in cash and/or availability.  If these tests are not met, Huffy may satisfy the Class B Put in a Put Note(s).  The Put Note(s) shall bear an annual interest rate of 10%. Four equal semi-annual installment payments will be made on June 30, 2011, December 31, 2011, June 30, 2012, and December 31, 2012.

8.11

Management Incentive Plan.  The Management Incentive Plan will become effective on the Effective Date or as soon thereafter as is reasonably practicable and shall be in substantially in the form included in the Plan Supplement, which shall be in form and substance acceptable to the Sinosure Group and the Creditors’ Committee.  Entry of the Confirmation Order shall constitute approval of the Management Incentive Plan.

ARTICLE IX.

IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

9.1

Means for Implementation of the Plan.  Upon confirmation of the Plan, in accordance with the Confirmation Order, the Debtors or Reorganized Debtors, the Trustees, or the Sinosure Group Agent, as the case may be, will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan.  In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means for implementation of the Plan.

9.2

Effectiveness of Securities, Instruments and Agreements.  On the Effective Date, all documents described in the Plan Supplement and all other agreements entered into or documents issued pursuant to the Plan, including, without limitation, the New Loan Facility, the Intercreditor Agreement, the New Common Stock, the Distribution Note A Facility and Security Agreement, the Distribution Note B Facility and Security Agreement, the New Trade Credit Facility and Security Agreement, the Recovery Trust Agreement, the Unsecured Claims Trust Agreement, the Management Agreements, the Management Incentive Plan and/or any agreement entered into or instrument or document issued in connection with any of the foregoing, as applicable, shall become effective and binding upon the parties thereto in accordance with their respective terms and conditions and shall be deemed to become effective simultaneously.

9.3

Corporate Action.  On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued the New Common Stock and documents relating thereto, the New Loan Facility and documents relating thereto, the Distribution Note A Facility and Security Agreement, the Distribution Note B Facility and Security Agreement, and the New Trade Credit Facility and Security Agreement and documents relating thereto, the Recovery Trust Agreement, the Unsecured Claims Trust Agreement, and documents relating thereto, the adoption of the Amended Reorganized Parent Articles of Incorporation, the Amended Reorganized Parent Bylaws, the Amended Reorganized Subsidiaries Certificates of Incorporation and the Amended Reorganized Subsidiaries Bylaws, corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in full force and effect from and after the Effective Date pursuant to Chapter 1701 of the Ohio Revised Code and other applicable general corporation law of the jurisdictions in which the Reorganized Subsidiaries are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors.  On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the secretary of state of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

9.4

Approval of Agreements.  The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated by the Plan.  Entry of the Confirmation Order shall constitute approval of the Plan Documents and all such transactions, subject to the occurrence of the Effective Date.

9.5

Cancellation of Existing Securities and Agreements.  On the Effective Date, all authorized and or issued Old Parent Equity Interests, including any warrants and stock options, shall be canceled and extinguished, and the holders thereof shall not retain any rights thereunder and such instruments shall evidence no rights.

9.6

No Change of Control.  Any acceleration, vesting or similar change of control rights of any Person under employment, benefit or other arrangements with the Debtors that could otherwise be triggered by the entry of the Confirmation Order or the consummation of the Plan or any of the transactions contemplated thereby shall be deemed to be waived and of no force or effect.

9.7

Restructuring Transactions.  On and after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Reorganized Subsidiaries under the laws of jurisdictions other than the laws of which the applicable Reorganized Subsidiaries are presently incorporated, in each case only to the extent such actions are not inconsistent with the Plan and subject to the terms, conditions and restrictions set forth in the Bylaws of, or otherwise applicable to, each of the Reorganized Debtors and subject to the approval of the New Board of Directors and other applicable corporate and legal approvals.  Such restructuring may include one or more mergers, consolidations, recapitalizations, restructures, acquisitions or dispositions of assets, liquidations, dissolutions or other extraordinary transactions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate (collectively, the “Restructuring Transactions”).  The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, recapitalizations, restructuring, acquisitions or disposition of assets, liquidation, dissolution or other extraordinary transactions containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.  The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations.  In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.  Notwithstanding anything herein to the contrary, any Restructuring Transaction as contemplated hereunder shall be subject to the restrictions and/or the provisions in Section 8.4 of the Plan.

9.8

Termination of DIP Agreements  On the Effective Date, upon the payment and satisfaction of all obligations incurred under or pursuant to the DIP Credit Facility as provided in Section 2.1 hereof, the DIP Credit Facility shall be deemed terminated.  Upon payment and satisfaction in full of all obligations under or pursuant to the DIP Credit Facility, all Liens and security interests granted to secure such obligations shall be deemed terminated and of no further force or effect.

9.9

[INTENTIONALLY LEFT BLANK]

9.10

New Common Stock.  The New Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable non-bankruptcy law or in the Amended Reorganized Parent Articles of Incorporation or Amended Reorganized Parent Bylaws and as set forth in Sections 8.4, 8.8, 8.9, and 8.10 of the Plan.

9.11

Operation of the Debtors in Possession Between the Confirmation Date and the Effective Date.  The Debtors shall continue to operate as debtors in possession in the ordinary course consistent with past practice, subject to the supervision of the Bankruptcy Court and pursuant to the Bankruptcy Code and the Bankruptcy Rules during the period from the Confirmation Date through and until the Effective Date, and any obligation incurred by the Debtors in Possession during that period shall constitute an Administrative Expense Claim, provided that no such operations shall be inconsistent with the Plan.

9.12

Administration After the Effective Date.  After the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of their property, free of any restrictions of the Bankruptcy Code and Bankruptcy Rules, subject to the terms of the Plan.

9.13

Term of Bankruptcy Injunction or Stays.  All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence immediately preceding the Confirmation Date, shall remain in full force and effect through the Effective Date.

9.14

Revesting of Assets.

(a)

The property of the Estate of each of the Debtors, including, without limitation, the Reorganized Debtors Retained Causes of Action listed on Schedule 9.15(a) hereof (other than the Recovery Trust Assets), shall revest in the respective Reorganized Debtor on the Effective Date.

 (b)

As of the Effective Date, pursuant to section 1141 of the Bankruptcy Code, all property of the Debtors and Reorganized Debtors shall be free and clear of all Liens, Claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan or the Confirmation Order.

9.15

Causes of Action.

(a)

Reorganized Debtors' Retained Causes of Action As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Reorganized Debtors' Retained Causes of Action shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to commence and prosecute such Reorganized Debtors' Retained Causes of Action for the benefit of the Reorganized Debtors; provided however, that the Debtors and the Reorganized Debtors shall be deemed to have waived and released any such causes of action, liabilities, obligations, rights to legal or equitable remedies, suits, debts, sums of money, damages, judgments, claims and demands whatsoever whether known or unknown, matured or unmatured, disputed or undisputed, and whether asserted or assertable directly or derivatively in law, equity or otherwise arising, (including, without limitation, preference or other avoidance or recovery actions) against (i) each member of the Sinosure Group and its Affiliates, and (ii) and the funding of the Directors and Officers Trust Account.  After the Effective Date, the Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such remaining Reorganized Debtors' Retained Causes of Action without approval of the Bankruptcy Court.  Certain of the Reorganized Debtors' Retained Causes of Action are described on Schedule 9.15(a) hereof.

(b)

Recovery Trust Causes of Action As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Recovery Trust Causes of Action shall become assets of the Recovery Trust, and the Recovery Trust Trustee shall have the authority to commence and prosecute such Recovery Trust Causes of Action for the benefit of the Recovery Trust; provided however, that the Recovery Trust shall be deemed to have waived any such actions as described above (including, without limitation, avoidance or recovery actions) against (i) each member of the Sinosure Group and its Affiliates, and (ii) the funding of the Directors and Officers Trust Account.  After the Effective Date, the Recovery Trust Trustee shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such remaining Recovery Trust Causes of Action without approval of the Bankruptcy Court.  Certain of the Recovery Trust Causes of Action are described on Schedule 9.15(b) hereof.

9.16

Discharge of Debtors.  The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, their Estates, or any of their assets or properties under the Plan.  Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full, and (b) all Persons shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest and whether or not such holder has voted to accept or reject the Plan.  Notwithstanding the foregoing, nothing herein shall release, discharge, enjoin or preclude any Claim that has not arisen as of the Effective Date that any governmental unit may have against the Debtors and nothing herein shall release, nullify or enjoin the enforcement of any liability to a governmental unit under environmental statutes or regulations that any entity would be subject to as the owner or operator of property after the date of entry of the Confirmation Order or any liability to Debtors' defined benefit pension plan for violations of Title I of ERISA.

9.17

Injunction Related to Discharge.  Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all Persons who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any Lien or asserting control of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest.  Such injunctions shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

9.18

Injunction Against Interference with the Plan.  Upon the entry of a Confirmation Order with respect to the Plan, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan, except with respect to actions any such entity may take in connection with the pursuit of appellate rights.

9.19

New Loan Facility.  On the Effective Date, the transactions contemplated by the New Loan Facility shall be consummated and thereupon become effective.

9.20

Distribution Note Facility.  On the Effective Date, the transactions contemplated by the Distribution Note Facility shall be consummated and thereupon become effective.

9.21

New Trade Credit Facility.  On the Effective Date, the transactions contemplated by the New Trade Credit Facility shall be consummated and thereupon become effective.

9.22

Supply Principles.  On the Effective Date, the Supply Principles shall have been implemented.

9.23

Termination of Pension Plan.  On or before the Effective Date, the Bankruptcy Court shall have entered a Final Order terminating the Huffy Corporation Retirement Plan (the "Pension Plan").  The proposed date of the Pension Plan termination is August 31, 2005.  A hearing on the motion is scheduled for August 16, 2005.  If the motion is granted, the court will determine that unless the Pension Plan is terminated, each of the Debtors will be unable to pay its debts when due and each of the Debtors will be unable to continue in business outside the Chapter 11 process.  The court's determination is one element in the "reorganization test" for distress terminations, as set forth in 29 U.S.C. § 1341(c)(2)(B)(ii).  Pursuant to 29 U.S.C. § 1341(c), the Pension Benefit Guaranty Corporation must  determine that the plan sponsor and each "controlled group member" (as defined in 29 U.S.C. § 1301(a)(14)) satisfies each element of at least one of the four "distress tests" set forth in 29 U.S.C. § 1341(c)(2)(B), and approve the distress termination of the Pension Plan.

ARTICLE X.

CONFIRMATION AND EFFECTIVENESS OF THE PLAN

10.1

Conditions Precedent to Confirmation.  The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.4 hereof:

(a)

The proposed Confirmation Order shall (i) be in form and substance reasonably acceptable to the Debtors, the Sinosure Group and the Creditors’ Committee, and (ii) include, among other things, a finding of fact that the Debtors and the Reorganized Debtors, (and the Sinosure Group and the Creditors' Committee, to the

extent they are determined to have participated in the solicitation of the Plan), and their respective present and former members, officers, directors, employees, advisors, attorneys, and agents acted in good faith within the meaning of and with respect to all of the actions described in section 1125(e) of the Bankruptcy Code and are therefore not liable for the violation of any applicable law, rule or regulation governing such actions;

(b)

All exhibits to the Plan and those to be contained in the Plan Supplement, shall be in form and substance reasonably acceptable to the Debtors, Sinosure Group and the Creditors’ Committee;

 (c)

The Debtors shall have received a commitment for the New Loan Facility, subject to customary closing conditions, including, without limitation, the occurrence of the Effective Date, from a financial institution, and in form and substance, reasonably acceptable to the Debtors, Sinosure Group and the Creditors’ Committee; and

(d)

A Final Order terminating the Pension Plan shall have been entered by the Bankruptcy Court.

10.2

Conditions Precedent to Effectiveness.  The Plan shall not become effective unless and until the following conditions have been satisfied or waived pursuant to Section 10.4 hereof:

(a)

The Confirmation Order shall have been entered and shall be a Final Order (with no modification or amendment thereof), and there shall be no stay or injunction that would prevent the occurrence of the Effective Date; and shall be in form and substance acceptable to the Creditors' Committee and the Sinosure Group;

(b)

The CCAA Ratification Order shall have been issued and entered and shall be a Final Order; and shall be in form and substance acceptable to the Creditors' Committee and the Sinosure Group;

(c)

The statutory fees owing to the United States Trustee shall have been paid in full;

(d)

All Plan Documents and exhibits to the Plan, including those to be contained in the Plan Supplement, shall be in form and substance satisfactory to the Debtors, the Sinosure Group and the Creditors’ Committee;

(e)

Each of the Amended Reorganized Parent Certificate of Incorporation, the Amended Reorganized Subsidiaries Certificates of Incorporation, the Amended Reorganized Parent Bylaws, and the Amended Reorganized Subsidiaries Bylaws, shall have been filed, effected, or executed, as required, in form and substance satisfactory to the Debtors, the Sinosure Group and the Creditors’ Committee;

(f)

All other actions, authorizations, filings, consents and regulatory approvals required (if any) shall have been obtained, effected or executed in a manner acceptable to the Debtors and remain in full force and effect or, if waivable, waived by the Person or Persons entitled to the benefit thereof;

(g)

All amounts owed under the DIP Credit Facility shall have been indefeasibly paid in full in Cash by wire transfer of immediately available funds and the commitments, Liens and security interests granted thereunder terminated;

(h)

The New Loan Facility shall have been entered into by all parties thereto and all conditions to the initial draw thereunder shall have been satisfied in accordance with the terms thereof such that the Reorganized Debtors shall have credit available to them to provide financing sufficient to meet their Cash obligations under the Plan and have sufficient borrowing capacity to satisfy their working capital requirements as of and after the Effective Date;

(i)

The trustee for the Recovery Trust shall have been selected.

(j)

The trustee for the Unsecured Claims Trust shall have been selected.

(k)

The SEC Division of Corporation Finance of the Securities and Exchange Commission shall have agreed to waive any requirement for the Reorganized Parent to (i) restate its previously-filed audited fiscal year 2003 financial statements and/or to file an amended Annual Report on Form 10-K for the year ended December 31, 2003, or any prior fiscal year or quarterly period(s), and (ii) to file an Annual Report on Form 10-K, including audited financial statements, for 2004 or any subsequent fiscal year or to file Quarterly Reports on Form 10-Q for any fiscal quarters of 2004 or any subsequent fiscal years, as a condition to the Reorganized Parent's ability to file a Form 15 with the SEC terminating its future obligation to file periodic reports with the SEC.

(l)

The Distribution Note Facility shall have been entered into by all parties thereto;

(m)

The New Trade Credit Facility shall have been entered into by all parties thereto; and

(n)

The Intercreditor Agreement shall have been entered into by all parties thereto.

10.3

Effect of Failure of Conditions.  If each condition to the Effective Date specified in Section 10.2 hereof has not been satisfied or duly waived in accordance with Section 10.4 hereof within thirty (30) days after the Confirmation Date, then (unless the period for waiver or satisfaction of such conditions has been extended with the consent of the Debtors, the Sinosure Group and the Creditors’ Committee, upon the filing of a motion by the Debtors at the request of the Sinosure Group and the Creditors’ Committee, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date set forth in Section 10.2 hereof is either satisfied or duly waived in accordance with Section 10.4 hereof before the Court enters an order granting the relief requested in such motion.  If the Confirmation Order is vacated pursuant to this Section 10.3, then, upon the motion of the Debtors (to be filed at the request of the Creditors’ Committee and the Sinosure Group) the Plan shall be deemed null and void in all respects, including without limitation the discharge of Claims pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases as provided by the Plan, and nothing contained herein shall (1) constitute a waiver or release of any Causes of Action by, or Claims against, the Debtors or (2) prejudice in any manner the rights of the Debtors.

10.4

Waiver of Conditions.  The Debtors may, with the prior written consent of the Sinosure Group and the Creditors’ Committee, waive one or more of the conditions precedent to confirmation of the Plan set forth in Section 10.1 or conditions precedent to the effectiveness of the Plan set forth in Section 10.2.

ARTICLE XI.

RETENTION OF JURISDICTION

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)

To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

(b)

To determine any and all adversary proceedings, motions, applications and contested matters, and other litigated matters pending on the Confirmation Date;

(c)

To hear and determine all actions commenced or to be commenced by the Debtors or any other party in interest with standing to do so, pursuant to sections 505, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, collection matters related thereto, and settlements thereof provided, however, the Reorganized Debtors and the Recovery Trust Trustee may bring an action in any court of competent jurisdiction;

(d)

To hear and determine any objections to or the allowance, classification, priority, compromise, estimation or payment of any Administrative Expense Claims, Claims or Equity Interests;

(e)

To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(f)

To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(g)

To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h)

To consider any amendments to or modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in the Plan, the Plan Documents, or any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)

To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

(j)

To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan including, but not limited to, Section 5.17 of the Plan;

(k)

To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(l)

To determine any Claim of or any liability to a governmental unit that may be asserted as a result of the transactions contemplated herein;

(m)

To enforce this Plan, the Confirmation Order and any other order, judgment, injunction or ruling entered or made in the Chapter 11 Cases, including, without limitation, the discharge, injunction, exculpation and releases provided for in this Plan;

(n)

To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;

(o)

To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, but not limited to, an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods through the Effective Date, and in the event the Restructuring Transactions described in Section 9.7 are implemented, for all taxable periods of Huffy through the liquidation and dissolution of such entity);

(p)

To hear any other matter not inconsistent with the Bankruptcy Code; and

(q)

To enter a final decree closing the Chapter 11 Cases.

Notwithstanding the foregoing, nothing herein shall divest or deprive any other court or agency of any jurisdiction it may have over the Reorganized Debtors under applicable environmental laws.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

12.1

Effectuating Documents and Further Transactions.  Each of the Debtors or Reorganized Debtors, as the case may be, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to implement, effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

12.2

Exemption from Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated by the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

12.3

Authorization to Request Prompt Tax Determinations.  Reorganized Parent is authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors, for all taxable periods through the Effective Date.

12.4

Exculpation.  Subject to the occurrence of the Effective Date, neither the Debtors nor the Reorganized Debtors, the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, or any of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives, acting in such capacity (the “Exculpated Parties”) shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases and the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, and, with respect to the DIP Lenders, the DIP Loan Agent (and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives), any act or omission related to the Debtors and any extensions of credit or other financial services or accommodations made or not made to the Debtors prior to the Effective Date;  provided, that the foregoing shall not operate as a waiver or release for (i) any express contractual obligation owing by any such Person or (ii) willful misconduct or gross negligence, or (iii) any liability to Debtors' defined benefit pension plan for violations of Title I of ERISA, and, in all respects, the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided further  that nothing in the Plan shall, or shall be deemed to, release the Exculpated Parties, or exculpate the Exculpated Parties with respect to, their respective obligations or covenants arising pursuant to the Plan.

12.5

Releases.  Subject to the occurrence of the Effective Date, on and as of the Effective Date, and in consideration of: (a) the services provided by the present and former directors, officers, employees, Affiliates, agents, financial advisors, attorneys, and representatives of the Debtors to the Debtors who acted in such capacities after the Commencement Date; and (b) the services of the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, and their respective professionals in connection with the Chapter 11 Cases; the Debtors and the Reorganized Debtors shall release unconditionally and forever each present or former director, officer, or employee of the Debtors, who acted in such capacities on or after the Commencement Date, each member of the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, Affiliates and representatives from any and all Causes of Action whatsoever but solely with respect to actions taken on or after the Commencement Date;

provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of (i) any express contractual obligation owing by any such Person or (ii) the willful misconduct or gross negligence of any such Person or (iii) any liability to Debtors' defined benefit pension plan for violations of Title I of ERISA.  For avoidance of doubt, this Section 12.5 shall not be deemed to release any Person from any Cause of Action whatsoever with respect to actions taken prior to the Commencement Date.

12.6

Injunction Relating to Exculpation and Release.  The Confirmation Order will contain an injunction, effective as of and on the Effective Date, permanently enjoining the commencement or prosecution by the Debtors, the Reorganized Debtors and any other Person, whether derivatively or otherwise, of any Cause of Action exculpated, released or discharged pursuant to this Plan against the released and Exculpated Parties.

12.7

Termination of Creditors’ Committee.  The appointment of the Creditors’ Committee and its professionals shall terminate on the Effective Date.

12.8

Payment of Statutory Fees.  The Reorganized Debtors shall be responsible for timely payment of fees incurred pursuant to 28 U.S.C. § 1930(a)(6).  After confirmation, the Reorganized Debtors shall file with the Bankruptcy Court and serve on the U.S. Trustee a quarterly financial report regarding all income and disbursements, including all plan payments, for each quarter (or portion thereof) the cases remain open.

12.9

Amendment or Modification of the Plan.

(a)

Plan Amendments.  Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors, with the consent of the Creditors’ Committee, the Sinosure Group and the DIP Loan Agent, which consents shall not be unreasonably withheld, at any time prior to the Confirmation Date in conformity with section 1127(a) of the Bankruptcy Code, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122, 1123 and 1129 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Plan may be altered, amended or modified by the Debtors, with the consent of the Creditors’ Committee, the Sinosure Group and the DIP Loan Agent, which consents shall not be unreasonably withheld, at any time after the Confirmation Date in conformity with section 1127(b) of the Bankruptcy Code, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

(b)

Other Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that any such adjustments or modifications are consented to by the Creditors' Committee and the Sinosure Group.

12.10

Severability.  In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable.  The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.  The Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  If the Bankruptcy Court makes any such determination that any provision of the Plan is invalid, void or unenforceable, and such determination has a materially adverse effect on the holders of General Unsecured Claims or the Sinosure Group, the Plan, as modified by the Debtors or the Bankruptcy Court, shall be deemed withdrawn upon the filing of a notice from either the Creditors' Committee or the Sinosure Group, as applicable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.11

Revocation or Withdrawal of the Plan.  The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person, an admission against interests of the Debtors, the Creditors' Committee and the Sinosure Group, nor shall it prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

12.12

Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

12.13

Notices.  All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

if to the Debtors or Reorganized Debtors, to:

Huffy Corporation

225 Byers Road

Miamisburg, OH  45342

Attn:

Nancy A. Michaud, General Counsel

Telephone:

Facsimile:

with copies to:

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

Attn:

Kim Martin Lewis

Telephone:

(513) 977-8200

Facsimile:

(513) 977-8141

if to the Sinosure Group, to:

China Export & Credit Insurance Corporation

Rongjin Building

No. 5 Funchengmen North Street

Xicheng District

Beijing 100037, China

Attn:  Zhidong Liang and Xiaowei Chen

Telephone:  +(8610) 6835 9192

Facsimile:  +(8610) 8838 9773

Email:  'chenxw@sinosure.com.cn'

with a copy to:

Coudert Brothers LLP

1114 Avenue of the Americas

New York, New York  10036

Attn:  Barry Metzger and Edward H. Tillinghast, III

Telephone:

(212) 626-4400

Facsimile:

(212) 626-4120

if to Creditors’ Committee, to:

McDonald Hopkins Co., LPA

600 Superior Avenue, E.

Suite 2100

Cleveland, OH  44114-2653

Attn:  Sean Malloy

Telephone:

(216) 348-5400

Facsimile:

(216) 348-5474

[if to the Trustees, to:]

12.14

Governing Law.  Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent the Plan or any agreement entered into pursuant to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of law of such jurisdiction.

12.15

Withholding and Reporting Requirements.  In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

12.16

Plan Supplement.  In addition to Schedule 6.1(e) (cure amounts) and Schedules 9.15(a) and 9.15(b) (Causes of Action), the forms of the Amended Reorganized Parent Certificate of Incorporation, the Amended Reorganized Subsidiaries Certificates of Incorporation, Amended Reorganized Parent Bylaws, the Amended Reorganized Subsidiaries Bylaws, the Management Agreements, the Management Incentive Plan, the Management Indemnification Agreements, the Exit Financing Commitment Letter, the Supply Principles, the Unsecured Claims Trust Documents, the Recovery Trust Documents,  the Designation of Trustee for all trusts, the Distribution Notes A, the Distribution Note B, the Term Sheet for such notes, and the Intercreditor Agreement shall be contained in the Plan Supplement, filed with the Clerk of the Bankruptcy Court and served upon the Office of the United States Trustee, the Creditors’ Committee, Sinosure Group and the DIP Loan Agent, at least ten (10) days prior to the Balloting Deadline.  Upon filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement by written request to Huffy at the address provided in Section 12.13 of the Plan.

12.17

Headings.  Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose and shall not limit or otherwise affect the provisions of the Plan.

12.18

Exhibits/Schedules.  All Exhibits and Schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

12.19

Section 1125(e) of the Bankruptcy Code.  As of the Confirmation Date, the Debtors, (and to the extent deemed to have participated in the solicitation of the Plan, the Creditors' Committee and the Sinosure Group) shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  As of the Confirmation Date, the Debtors, the Creditors’ Committee, and the Sinosure Group and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the new securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or other offer and issuance of new securities hereunder.

12.20

Bar Date for Administrative Expense Claims.  The Confirmation Order will establish an Administrative Expense Claims Bar Date for filing Administrative Claims (except for the (i) Administrative Expense Claims of Professionals, (ii) obligations incurred as ordinary course business expenses and (iii) obligations under the KERP); such date shall be thirty (30) days after the Effective Date.  Such Administrative Claims must be filed by this date with The Trumbull Group and a copy served on the Debtors.  Holders of Administrative Expense Claims not paid prior to the Effective Date shall submit proofs of Claim on or before such Administrative Expense Claims Bar Date or forever be barred from doing so.  The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2030(c) and 2002(f) will set forth such date and constitute notice of this Administrative Expense Claims Bar Date.  The Debtors and Reorganized Parent shall have ninety (90) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Expense Claims Bar Date to review and object to such Administrative Expense Claims (the "Administrative Claim Objections Deadline").

12.21

Filing of Additional Documents.  On or before Substantial Consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.22

No Admissions.  Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Person with respect to any matter set forth herein until the Effective Date at which time the Plan shall be binding on the Debtors, all creditors and all parties-in-interest.

12.23

Inconsistency.  In the event of any inconsistency between the Plan and the Disclosure Statement, any Exhibit to the Plan or the Disclosure Statement or any other instrument or document created or executed pursuant to the Plan, the Plan shall govern.  In the event of any inconsistency between the Plan and any Plan Document or the New Loan Facility, the Plan Document or the New Loan Facility, as applicable, shall govern (unless such inconsistency is the result of any amendment or modification not otherwise permitted or authorized by this Plan).  In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall govern.

12.24

Waiver of Bankruptcy Rule 3020(e) and 7062.  The Debtors may request that the Confirmation Order include (a) a finding that Bankruptcy Rules 3020(e) and 7062 shall not apply to the Confirmation Order; and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

12.25

Time.  In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.26

Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.27

Post-Confirmation Conversion/Dismissal.  A creditor or party in interest may bring a motion to convert or dismiss the Chapter 11 Cases under section 1112(b)(7) of the Bankruptcy Code after entry of the Confirmation Order if there is a default in performing the conditions to effectiveness of the Plan.  If the Bankruptcy Court orders the Chapter 11 Cases converted to Chapter 7 after the entry of the Confirmation Order, this Plan provides that property of the Debtors’ estates that have not been disbursed pursuant to the provisions herein will revest in the Chapter 7 estate and that the automatic stay will be reimposed upon the revested property to the extent that relief from the stay was not previously authorized by the Bankruptcy Court during the pendency of the Chapter 11 Cases.  The Confirmation Order may also be revoked under certain limited circumstances.  The Bankruptcy Court may revoke the Confirmation Order if and only if such order was procured by fraud and if a party in interest brings a motion to revoke such Confirmation Order within 180 days after the entry of the Confirmation Order.

12.28

Final Decree.  After Substantial Consummation of the Plan, the Reorganized Debtors may at any time, with notice and an opportunity to object to the Recovery Trust Trustee, file a motion with the Bankruptcy Court to obtain a final decree to close the Chapter 11 Cases.

Dated:

July19, 2005

HUFFY CORPORATION
(for itself and on behalf of each of the other Debtors and Debtors In Possession)

By:
President and
Chief Executive Officer